Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 29, 2005

by and among

SOURCECORP, INCORPORATED,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager,

SUNTRUST BANK,

as Syndication Agent,

JPMORGAN CHASE BANK, N.A.,

as Documentation Agent

and

THE LENDERS NAMED HEREIN

$100,000,000 REVOLVING CREDIT LOAN FACILITY

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS
Section 1.1	Definitions, etc.
Section 1.2	Other Definitional Provisions
Section 1.3	Accounting Terms and Determinations
Section 1.4	Financial Covenants
Section 1.5	Letter of Credit Amounts

ARTICLE 2	LOANS
Section 2.1	Commitments
Section 2.2	Notes
Section 2.3	Repayment of Loans
Section 2.4	Interest
Section 2.5	Borrowing Procedure
Section 2.6	Optional Prepayments, Conversions and Continuations of Loans, Reduction of Commitments
Section 2.7	Mandatory Prepayments
Section 2.8	Minimum Amounts
Section 2.9	Certain Notices
Section 2.10	Use of Proceeds
Section 2.11	Fees
Section 2.12	Computations
Section 2.13	Termination or Reduction of Commitments
Section 2.14	Letters of Credit
Section 2.15	Swingline Advances
Section 2.16	Increase in Commitments

ARTICLE 3	PAYMENTS
Section 3.1	Method of Payment
Section 3.2	Pro Rata Treatment
Section 3.3	Sharing of Payments, Etc.
Section 3.4	The Administrative Agent’s Clawback
Section 3.5	Withholding Taxes
Section 3.6	Withholding Tax Exemption
Section 3.7	Reinstatement of Obligations

ARTICLE 4	YIELD PROTECTION AND ILLEGALITY
Section 4.1	Additional Costs
Section 4.2	Limitation on Types of Loans
Section 4.3	Illegality
Section 4.4	Treatment of Affected Loans
Section 4.5	Compensation
Section 4.6	Capital Adequacy
Section 4.7	Reserves on Eurodollar Loans

ARTICLE 5	GUARANTIES AND SETOFF
Section 5.1	Guaranties
Section 5.2	New Subsidiaries

i

Section 5.3	Setoff

ARTICLE 6	CONDITIONS PRECEDENT
Section 6.1	Initial Loans and Letter of Credit Conditions
Section 6.2	All Extensions of Credit

ARTICLE 7	REPRESENTATIONS AND WARRANTIES
Section 7.1	Corporate Existence
Section 7.2	Financial Statements
Section 7.3	Corporate Action: No Breach
Section 7.4	Operation of Business
Section 7.5	Intellectual Property
Section 7.6	Litigation and Judgments
Section 7.7	Rights in Properties; Liens
Section 7.8	Enforceability
Section 7.9	Approvals
Section 7.10	Debt
Section 7.11	Taxes
Section 7.12	Margin Securities
Section 7.13	ERISA; Plans
Section 7.14	Disclosure
Section 7.15	Subsidiaries
Section 7.16	Agreements
Section 7.17	Compliance with Laws
Section 7.18	Investment Company Act
Section 7.19	Public Utility Holding Company Act
Section 7.20	Environmental Matters
Section 7.21	Labor Disputes and Acts of God
Section 7.22	Material Contracts
Section 7.23	Intentionally Omitted
Section 7.24	Intentionally Omitted
Section 7.25	Solvency
Section 7.26	Employee Matters
Section 7.27	Insurance
Section 7.28	Common Enterprise

ARTICLE 8	AFFIRMATIVE COVENANTS
Section 8.1	Reporting Requirements
Section 8.2	Maintenance of Existence, Conduct of Business
Section 8.3	Maintenance of Properties
Section 8.4	Taxes and Claims
Section 8.5	Insurance
Section 8.6	Inspection Rights
Section 8.7	Keeping Books and Records
Section 8.8	Compliance with Laws
Section 8.9	Compliance with Agreements
Section 8.10	Further Assurances
Section 8.11	ERISA; Plans
Section 8.12	Trade Accounts Payable
Section 8.13	No Consolidation
Section 8.14	Payment on Obligations

ARTICLE 9	NEGATIVE COVENANTS
Section 9.1	Debt
Section 9.2	Limitation on Liens
Section 9.3	Mergers, Etc.
Section 9.4	Restricted Payments
Section 9.5	Investments
Section 9.6	Limitation on Issuance of Capital Stock
Section 9.7	Transactions With Affiliates
Section 9.8	Disposition of Property
Section 9.9	Sale and Leaseback
Section 9.10	Lines of Business
Section 9.11	Environmental Protection
Section 9.12	Intercompany Transactions
Section 9.13	Management Fees
Section 9.14	Modification of Other Agreements
Section 9.15	ERISA Plans

ARTICLE 10	FINANCIAL COVENANTS
Section 10.1	Consolidated Net Worth
Section 10.2	Ratio of Funded Debt to EBITDA
Section 10.3	Consolidated Fixed Charge Coverage Ratio
Section 10.4	Capital Expenditures

ARTICLE 11	DEFAULT
Section 11.1	Events of Default
Section 11.2	Remedies
Section 11.3	Cash Collateral
Section 11.4	Performance by the Administrative Agent

ARTICLE 12	THE ADMINISTRATIVE AGENT
Section 12.1	Appointment and Authorization of the Administrative Agent
Section 12.2	Rights as a Lender
Section 12.3	Exculpatory Provisions
Section 12.4	Reliance by the Administrative Agent
Section 12.5	Delegation of Duties
Section 12.6	Resignation of the Administrative Agent
Section 12.7	Non-Reliance on the Administrative Agent and Other Lenders
Section 12.8	Other Agents
Section 12.9	The Administrative Agent May File Proofs of Claim
Section 12.10	Guaranty Matters
Section 12.11	Collateral Matters

ARTICLE 13	MISCELLANEOUS
Section 13.1	Expenses; Indemnity; Damage Waiver
Section 13.2	Intentionally Omitted
Section 13.3	Intentionally Omitted
Section 13.4	No Duty
Section 13.5	No Fiduciary Relationship
Section 13.6	Equitable Relief
Section 13.7	No Waiver; Cumulative Remedies
Section 13.8	Successors and Assigns

Section 13.9	Survival
Section 13.10	ENTIRE AGREEMENT
Section 13.11	Amendments
Section 13.12	Maximum Interest Rate
Section 13.13	Notices; Effectiveness; Electronic Communications
Section 13.14	GOVERNING LAW; JURISDICTION; ETC.
Section 13.15	Counterparts
Section 13.16	Severability
Section 13.17	Headings
Section 13.18	Construction
Section 13.19	Independence of Covenants
Section 13.20	Confidentiality
Section 13.21	WAIVER OF JURY TRIAL
Section 13.22	Approvals and Consent
Section 13.23	Agent for Services of Process
Section 13.24	USA PATRIOT Act Notice
Section 13.25	Restatement of Existing Agreement
Section 13.26	Release of Liens

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

A	Form of Assignment and Assumption
B	Form of Revolving Note
C	Form of Subordination Agreement
D	Form of Swingline Note
E	Form of Notice of Borrowings, Conversions,
Continuations or Prepayments
F	Form of Compliance Certificate
G	Form of Amended and Restated Master Guaranty
H	Form of Joinder Agreement
I	Form of Extension Agreement

INDEX TO SCHEDULES

Schedule	Description of Schedule

1.1	Permitted Liens
2.14	Existing Letters of Credit
7.6	Litigation and Judgments
7.10	Existing Debt
7.11	Taxes
7.13	Plans
7.15	Subsidiaries; Inactive Subsidiaries
7.26	Employee Matters
9.5	Investments
9.15	ERISA Plans
13.13	Notices

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 2005, is by and among SOURCECORP, INCORPORATED (“SOURCECORP”), a Delaware corporation, each of the banks or other lending institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor or assignee thereof (individually, a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as administrative agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), SUNTRUST BANK, as syndication agent, and JPMORGAN CHASE BANK, N.A., as documentation agent.

RECITALS:

A.            SOURCECORP, certain of the Lenders, certain other financial institutions, Bank of America, N.A., as administrative agent, and certain other agents, have heretofore entered into that certain Credit Agreement dated as of April 3, 2001 (as heretofore amended or modified, the “Existing Credit Agreement”).

B.            SOURCECORP has requested that the Existing Credit Agreement be amended and restated in its entirety to, among other things, reduce the aggregate amount of the commitments of the Lenders to $100,000,000, add an accordion feature in an amount up to $50,000,000, and provide that Obligations shall be unsecured, and the Lenders, the Administrative Agent and the other agents party hereto are willing to so amend and restate the Existing Credit Agreement.

C.            The amendment and restatement of the Existing Credit Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and obligations under the Existing Credit Agreement, which indebtedness and obligations under the Existing Credit Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, SOURCECORP, Bank of America, N.A. (in its capacity as the Administrative Agent under this Agreement and the Existing Credit Agreement), and the Lenders agree that, effective upon the Effective Date, the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE 1
DEFINITIONS

Section 1.1            Definitions, etc.  As used in this Agreement, the following terms shall have the following meanings:

“Accounting Changes” means as specified in Section 1.3(a).

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by a Person of 50% or more of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of the acquiring Person, or (c) a merger, consolidation, amalgamation or any other combination of a Person with another Person.

“Additional Costs” means as specified in Section 4.1(a).

“Administrative Agent” means as specified in the initial paragraph of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds fifty percent or more of any class of voting Capital Stock of such Person; or (c) fifty percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question.  The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall the Administrative Agent, the Lead Arranger or any Lender be deemed an Affiliate of SOURCECORP or any of its Subsidiaries.

“Agent Party” means as specified in Section 13.13(c).

“Agreement” means this Amended and Restated Credit Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

“Applicable Lending Office” means for each Lender and each Type of Loan, the office of such Lender (or an Affiliate of such Lender) from time to time designated by such Lender to SOURCECORP and the Administrative Agent as the lending office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, with respect to any period and with respect to Base Rate Loans, Eurodollar Loans, Letter of Credit Fees and Commitment Fees, the percentage set forth in the table below that corresponds to the ratio of (a) Funded Debt as of the date of the relevant financial statements referred to below to (b) EBITDA for the four fiscal quarters of SOURCECORP then most recently ended as of the date of such financial statements, calculated in accordance with Section 1.4:

	Applicable Margins For
Funded Debt to EBITDA Ratio	Eurodollar Loans and Letters of Credit Fees	Base Rate Loans	Commitment Fee
Greater than 2.50 to 1.00	1.000%	0%	0.200%
Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	.875%	0%	0.175%
Less than or equal to 2.00 to 1.00	.750%	0%	0.150%

For purposes hereof and notwithstanding the preceding sentence, the Applicable Margin for the period from the Effective Date to the first Calculation Date thereafter shall be deemed to be 0.750% for Eurodollar Loans and Letter of Credit Fees, 0% for Base Rate Loans and 0.150% for Commitment Fees and shall thereafter be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by SOURCECORP pursuant to Section 8.1(b) and the certificate delivered by SOURCECORP pursuant to Section 8.1(c); provided, that if SOURCECORP fails to deliver to the Administrative Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be deemed to be the percentage reflected in the preceding table as if the ratio of Funded Debt to EBITDA were greater than 2.50 to 1.00 until the date such statements and certificate are received by the Administrative Agent, after which the Applicable Margin shall be determined as otherwise provided herein.

“Asset Disposition” means the disposition of any or all of the Property (other than the grant of a Lien as security) of SOURCECORP or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding any involuntary disposition resulting from casualty damage to or condemnation of Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and its Eligible Assignee (with the consent of any party whose consent is required by Section 13.8(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A hereto or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” means as specified in Section 2.14(b).

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans” means Loans that bear interest at rates based upon the Base Rate.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Code” means as specified in Section 11.1(e).

“Basle Accord” means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled “International Convergence of Capital Measurement and Capital Standards” dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

“Borrower Materials” means as specified at the end of Section 8.1.

“Business Day” means (a) any day on which commercial banks are not authorized or required to close in New York, New York, Dallas, Texas or Charlotte, North Carolina, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Calculation Date” means the date occurring each quarter during the term of this Agreement which is 15 days after the date upon which quarterly financial statements of SOURCECORP and its consolidated Subsidiaries are required by Section 8.1(b) to be delivered to the Administrative Agent (or, if such date is not a Business Day, the next succeeding Business Day).

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by SOURCECORP or any of its consolidated Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements or replacements, but excluding repairs) during such period and which, in accordance with GAAP, are classified as capital expenditures, exclusive of any expenditures for Acquisitions.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Person under GAAP.  For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership or another entity).

“Change of Control” means the existence or occurrence of any of the following after the Closing Date: (a) any Person or two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of SOURCECORP; (b) individuals who, as of the Closing Date, constitute the Board of Directors of SOURCECORP (the “SOURCECORP Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of SOURCECORP; provided, however, that any individual becoming a director of SOURCECORP subsequent to the Closing Date whose election, or nomination for election by SOURCECORP’s shareholders was approved by a vote of at least a majority of the directors then comprising the SOURCECORP Incumbent Board shall be considered as though such individual were a member of the SOURCECORP Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of SOURCECORP; or (c) any individual(s) or entity(s) acting in concert shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, control over the management or policies of SOURCECORP, or control over the equity securities of SOURCECORP entitled to vote for members of the Board of Directors of SOURCECORP on a fully-diluted basis (and taking into account all such securities that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Closing Date” means September 29, 2005, the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Commitment” means, as to any Lender, the obligation of such Lender to make or continue Revolving Loans and incur or participate in Letter of Credit Liabilities and Swingline Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading “Commitment” or, if such Lender is a party to an Assignment and Assumption, the amount set forth in the most recent Assignment and Assumption of such Lender, as the same may be increased pursuant to Section 2.16 or reduced or terminated pursuant to Section 2.13 or 11.2, and “Commitments” means such obligations of all Lenders.  As of the Closing Date, the aggregate principal amount of the Commitments is $100,000,000.

“Commitment Fees” means as specified in Section 2.11.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of the Commitment of such Lender, and the denominator of which is the aggregate amount of the Commitments of all of the Lenders, as adjusted from time to time in accordance with Sections 2.16 or 13.8.  If the Commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue Letters of Credit have been terminated pursuant to Section 11.2 or if the Commitments of all the Lenders have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a)(i) EBITDAR of SOURCECORP and its consolidated Subsidiaries for such period, minus (ii) Maintenance Capital Expenditures made by SOURCECORP and its consolidated Subsidiaries during such period, minus (iii) taxes of SOURCECORP and its consolidated Subsidiaries paid or payable in cash during such period, to (b) the Fixed Charges of SOURCECORP and its consolidated Subsidiaries for such period.  In determining the Consolidated Fixed Charge Coverage Ratio for SOURCECORP and its consolidated Subsidiaries, “EBITDAR” and “Fixed Charges” shall be calculated after giving effect to Permitted Acquisitions and Asset Dispositions made during such period and permitted by Sections 9.8.(d), 9.8(e) and 9.8(g) as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative.

“Consolidated Net Income” means, for any period, the net income (or loss) of SOURCECORP and its Subsidiaries (or other applicable Person) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders’ equity on a consolidated balance sheet of SOURCECORP and its Subsidiaries.

“Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

“Continuing Lenders” means as specified in Section 13.25.

“Contract Rate” means as specified in Section 13.12(a).

“Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

“Currency Hedge Agreement” means any currency hedge or exchange agreement, option or futures contract or other agreement intended to protect against or manage a Person’s exposure to fluctuations in currency exchange rates.

“Current Date” means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to the Administrative Agent.

“Debt” means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 120 days, and excluding Seller Earn Out which is contingent, (d) all Capital Lease Obligations of such Person, (e) all asset securitizations programs and any other off balance sheet financings, (f) all Debt of others Guaranteed by such Person, (g) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person, (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, (i) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person, and (j) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements or Currency Hedge Agreements.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means, (a) in respect of any principal of any Loan or any Reimbursement Obligation at all times during which an Event of Default has occurred and is continuing, and (b) in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by SOURCECORP under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Event of Default or during the period commencing on the due date until such amount is paid in full, respectively, equal to the lesser of (i) the sum of two percent (2%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans for the applicable period or (ii) the Maximum Rate; provided, however, that with respect to a Eurodollar Loan (for so long as it is a Eurodollar Loan), the “Default Rate” shall be the lesser of (A) two percent (2%) plus the interest rate for such Eurodollar Loan for such Interest Period as provided in Section 2.4(a)(ii) hereof or (B) the Maximum Rate, and, thereafter, the rate provided for above in this definition; provided, also, that with respect to Letter of Credit Fees, the “Default Rate” shall be the lesser of (A) two percent (2%) plus the Applicable Margin for Letter of Credit Fees or (B) the Maximum Rate.

“Deposit Account” means a deposit account maintained by SOURCECORP with a bank selected by SOURCECORP and reasonably acceptable to the Administrative Agent.

“Documentation Agent” means JPMorgan Chase Bank, N.A., in its capacity as documentation agent.

“Dollars” and “$” mean lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary of SOURCECORP which is organized under the laws of the United States or one of the States thereof.

“EBITDA” means, for any period, without duplication, the sum of the following for SOURCECORP and its Subsidiaries (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income, plus (b) Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense and other non-cash, non-tax items to the extent deducted in determining Consolidated Net Income, plus (e) the Subject Seller Earn Outs paid in cash during such period to the extent deducted in determining Consolidated Net Income, minus (f) non-cash income to the extent included in determining Consolidated Net Income, minus (g) any cash payments received as the result of any claim or cause of action arising out of the payment of the Subject Seller Earn Outs, whether under any insurance policy, through litigation or negotiated settlement, or otherwise, to the extent included in determining Consolidated Net Income; provided, however, in determining the “Funded Debt to EBITDA Ratio” for any period, “EBITDA” shall be calculated by giving effect to Permitted Acquisitions and Asset Dispositions made during such period and permitted by Sections 9.8(d), 9.8(e) and 9.8(g) as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative; provided, further, the aggregate amount of EBITDA of all Persons or assets so acquired and included for which the most recent fiscal year end cash flow has not been audited by independent certified public accountants of recognized standing acceptable to the Administrative Agent shall be limited to 15% of the EBITDA of SOURCECORP and its consolidated Subsidiaries for such period.

“EBITDAR” means, for any period, without duplication, the sum of the following for SOURCECORP and its Subsidiaries (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP:  (a) EBITDA plus (b) Rental Expense.

“Effective Date” means the date upon which all conditions precedent to the obligations of the Lenders to make Loans and to issue Letters of Credit hereunder as specified in Article 6 hereof have been satisfied.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Bank and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, SOURCECORP (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include SOURCECORP or any of SOURCECORP’s Affiliates or Subsidiaries.

“Environmental Law” means any federal, state, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U. S. C. Section 1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C. Section 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and any state or local counterparts.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

“Equity Issuance” means any issuance by SOURCECORP or any Subsidiary of SOURCECORP of any Capital Stock of SOURCECORP or such Subsidiary, respectively.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“Eurocurrency Liabilities” means as specified in Section 4.7.

“Eurodollar Daily Floating Rate” means, for any day, the fluctuating rate of interest equal to the Eurodollar Rate (for a one month Interest Period) on the second preceding Business Day, as adjusted on a daily basis for as long as the Swingline Advance to which such rate relates is outstanding and as adjusted from time to time by the Administrative Agent in good faith for then-applicable reserve requirements, deposits insurance assessment rates and other regulatory costs.

“Eurodollar Loans” means Loans that bear interest at rates based upon the Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Event of Default” means as specified in Section 11.1.

“Existing Credit Agreement” means as specified in the Recitals hereof.

“Existing Letters of Credit” means the outstanding letters of credit identified on Schedule 2.14.

“Extension Agreement” means an agreement in substantially the form of Exhibit I pursuant to which SOURCECORP, the Administrative Agent, and one or more Lenders agree to extend the Maturity Date in accordance with the terms of Section 2.1(d).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter dated as of August 18, 2005 among SOURCECORP, the Administrative Agent and the Lead Arranger.

“Fixed Charges” means, for any period, the sum of (a) cash Interest Expense of SOURCECORP and its Subsidiaries during such period, plus (b) all scheduled payments (as such scheduled payments are reduced by application of any prepayments) of principal with respect to the Loans and other outstanding Debt during such period, plus (c) Rental Expense of SOURCECORP and its Subsidiaries during such period.

“Foreign Debt and Investment” means as specified in Section 9.1(f).

“Foreign Subsidiary” means any Subsidiary of SOURCECORP that is organized under the laws of a country or province other than the United States or a State thereof.

“Funded Debt” means, at any particular time, the sum, without duplication, of (a) the aggregate principal amount of all Debt for borrowed money of SOURCECORP and its Subsidiaries outstanding, determined on a consolidated basis, plus (b) the aggregate principal amount of all Debt of SOURCECORP and its Subsidiaries outstanding, determined on a consolidated basis, secured by any Lien on any Property of SOURCECORP or any of its Subsidiaries (including, without limitation, all recourse and non-recourse Capital Lease Obligations), plus (c) the aggregate principal amount of all Debt Guaranteed by SOURCECORP and its Subsidiaries outstanding, determined on a consolidated basis.

“Funded Debt to EBITDA Ratio” means as specified in Section 10.2.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Guarantor” means any Domestic Subsidiary of SOURCECORP or any other Loan Party that has executed the Master Guaranty or a Joinder Agreement thereto.

“Hazardous Material” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

“Honor Date” means as specified in Section 2.14(c)(i).

“Inactive Subsidiary” means any Domestic Subsidiary of SOURCECORP that, if it was a Loan Party, would not be a Material Loan Party and that, as of any date of determination, conducts no material business operations and does not intend, within the next six-month period, to conduct any material business operations.

“Increase Effective Date” means as specified in Section 2.16.

“Indemnitee” means as specified in Section 13.1.

“Information” means as specified in Section 13.20.

“Intellectual Property” means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Intercompany Debt” means as specified in Section 9.1(f).

“Interest Expense” means, for any period and for any Person, the sum of (a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) expenses paid under Interest Rate Protection Agreements and Currency Hedge Agreements during such period, minus (c) payments received under Interest Rate Protection Agreements and Currency Hedge Agreements during such period.

“Interest Period” means, with respect to any Eurodollar Loan (other than a Swingline Advance), each period commencing on the date such Loan is made or Converted from a Base Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as SOURCECORP may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than seven (7) Interest Periods for Eurodollar Loans (other than Swingline Advances) shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; (e) no Interest Period shall have a duration of more than six months; and (f) no Interest Period for a Loan may commence before and end after any principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the Loans scheduled to be outstanding hereunder after such principal payment date.  The permitted length of Interest Periods will not limit the terms of any Interest Rate Protection Agreement.

“Interest Rate Protection Agreements” means, with respect to SOURCECORP or any Subsidiary of SOURCECORP, an interest rate swap, cap or collar agreement or similar arrangement between SOURCECORP or any Subsidiary of SOURCECORP and one or more of the Lenders that are parties to this Agreement, Affiliates of such Lenders or other entities that would qualify as “Eligible Assignees” under this Agreement, providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

“Inventory” means all inventory now owned or hereafter acquired by SOURCECORP or any of its Subsidiaries wherever located and whether or not in transit, which is or may at any time be held for sale or lease, or furnished under any contract for service or held as raw materials, work in process, or supplies or materials used or consumed in the business of SOURCECORP or any of its Subsidiaries.

“Investments” means as specified in Section 9.5.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Bank of America.

“Joinder Agreement” means an agreement executed by a Domestic Subsidiary of SOURCECORP adding it as a party to the Master Guaranty, in substantially the form of Exhibit H, as the same may be amended or otherwise modified with the consent of SOURCECORP.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Lead Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Lender” and “Lenders” means as specified in the initial paragraph of this Agreement, and, as the context requires, includes the Swingline Lender.

“Letter of Credit” means any standby letter of credit (including the Existing Letters of Credit) issued or deemed issued by the Issuing Bank for the account of SOURCECORP (or any of its Subsidiaries) pursuant to this Agreement (which letter of credit shall be irrevocable unless otherwise agreed by the Issuing Bank and SOURCECORP).

“Letter of Credit Application” means, with respect to each Letter of Credit to be issued by the Issuing Bank therefor, the letter of credit application and reimbursement agreement, which such Issuing Bank requires to be executed by the account party or parties in connection with the issuance of such Letter of Credit.

“Letter of Credit Expiration Date” means the day that is ten days prior to the Maturity Date then in effect.

“Letter of Credit Fee” means as specified in Section 2.14(i).

“Letter of Credit Liabilities” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lien” means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

“Lien Releases” means as specified in Section 13.26.

“Loan” means an extension of credit by a Lender in the form of a Revolving Loan pursuant to Section 2.1(a) or in the form of a Swingline Advance pursuant to Section 2.15.

“Loan Documents” means this Agreement, the Notes, the Master Guaranty, the Fee Letter, the Letters of Credit, the Letter of Credit Applications, any Interest Rate Protection Agreement or Currency Hedge Agreement between SOURCECORP or any Subsidiary of SOURCECORP and any Lender or any Affiliate of any Lender, any Subordination Agreements, and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

“Loan Party” means SOURCECORP, each Guarantor and any other Person who is or becomes a party to any agreement, document or instrument that Guarantees payment or performance of the Obligations or any part thereof.

“Maintenance Capital Expenditures” means, for any period and for any Person and its Subsidiaries, the amount of depreciation expense on the tangible assets of such Persons (not including any amortization of goodwill or other non-tangible assets) determined on a consolidated basis in accordance with GAAP.

“Master Guaranty” means the amended and restated master guaranty of the Guarantors in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in substantially the form of Exhibit G, as the same may be modified pursuant to one or more Joinder Agreements and as the same may be otherwise modified from time to time.

“Material Adverse Effect” means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition or performance of SOURCECORP and its Subsidiaries, taken as a whole, (b) the ability of SOURCECORP to pay and perform the Obligations when due, or (c) the validity or enforceability of (i) the Loan Documents, taken as a whole, or (ii) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, taken as a whole.

“Material Contracts” means, as to any Person, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, such Person or any of its Subsidiaries party to such agreement or contract, or by which such Person or any of its Subsidiaries or any of their respective Properties are otherwise bound, during any fiscal year of the Person exceeds $5,000,000 as of the Closing Date with respect to expenditures required by such Person, or $10,000,000 as of the Closing Date with respect to revenues which the other party to the contract is required to pay to such Person, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“Material Loan Party” means, as of any date of determination, SOURCECORP and any Guarantor that, either alone or together with its Subsidiaries on a consolidated basis, (a) has total tangible assets of at least $15,000,000, (b) has a net worth of at least $15,000,000, or (c) had revenues of at least $15,000,000 for the four fiscal quarter period most recently ended.

“Maturity Date” means September  29, 2008, as such date may be extended from time to time pursuant to Section 2.1(d), or if such date is not a Business Day, the next succeeding Business Day.

“Maximum Foreign Amount” means as specified in Section 9.1(f).

“Maximum Rate” means, with respect to any Lender, the maximum non-usurious interest rate (or, if the context so permits or requires, an amount of interest calculated at such rate), if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.  The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law.  Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to SOURCECORP at the time of such change in the Maximum Rate.  For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, the Texas Finance Code.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by or are required from any Loan Party or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

“Net Proceeds” means, with respect to any Equity Issuance, (a) the gross amount of cash or other consideration received from such Equity Issuance, minus (b) the reasonable out-of-pocket costs and expenses incurred by the issuer in connection with such Equity Issuance (including reasonable underwriting fees paid to a Person other than an Affiliate of SOURCECORP), excluding any fees or expenses paid to an Affiliate of SOURCECORP.

“Non-Continuing Lender” means as specified in Section 13.25.

“Non-Extension Notice Date” means as specified in Section 2.14.

“Nonconsenting Lender” means as specified in Section 13.11.

“Notes” means the promissory notes made by SOURCECORP evidencing the Revolving Loans in the form of Exhibit B or, as to the Swingline Advances, in the form of Exhibit D hereto.

“Obligations” means any and all (a) indebtedness, liabilities and obligations of the Loan Parties, or any of them, to the Administrative Agent, the Lead Arranger, the Issuing Bank and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Loan Parties to repay the Loans and the Reimbursement Obligations, to pay interest on the Loans and the Reimbursement Obligations (including, without limitation, interest, if any, accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Reimbursement Obligations and such fees, indemnities, costs and expenses, and (b) indebtedness, liabilities and obligations of SOURCECORP or any of its Subsidiaries under any and all Interest Rate Protection Agreements and Currency Hedge Agreements that it may enter into with any Lender or any Affiliate of a Lender to the extent permitted by Section 9.1(g).

“Other Subordinated Debt” means any Debt of SOURCECORP or any of its Subsidiaries which is subordinated to the Obligations pursuant to a Subordination Agreement; provided, however, that Other Subordinated Debt shall not include Seller Subordinated Debt.

“Outstanding Credit” means, at any particular time, the sum of (a) the aggregate outstanding principal amount of the Loans, plus (b) the Letter of Credit Liabilities.

“Participant” means as specified in Section 13.8(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Pension Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by SOURCECORP or any Subsidiary of SOURCECORP or any ERISA Affiliate for employees of SOURCECORP or any Subsidiary of SOURCECORP or any ERISA Affiliate.

“Permit” means any permit, certificate, approval, order, license or other authorization.

“Permitted Acquisition” means (i) any “Permitted Acquisition,” as defined in the Existing Credit Agreement, consummated prior to the Closing Date, and (ii) any Acquisition consummated after the

Closing Date which satisfies each of the following requirements:  (a) the acquiror (or surviving corporation if the acquisition is by means of a merger) is SOURCECORP or any Subsidiary of SOURCECORP, (b) the assets to be acquired in connection with such Acquisition are assets that are to be used in the existing businesses of the acquiror as such business is presently conducted, (c) such Acquisition has been approved by the Board of Directors of the acquired entity, (d) any cash consideration payable and any Debt assumed or guaranteed at the closing of such Acquisition shall not exceed $60,000,000 in the aggregate without Required Lenders’ approval (such approval not to be unreasonably withheld) (e) any cash consideration payable and any Debt assumed or guaranteed at the closing of all such Acquisitions during any twelve-month period shall not exceed $100,000,000 in the aggregate without Required Lenders’ approval (such approval not to be unreasonably withheld) (f) any Seller Earn Out payable during any twelve-month period for all such Acquisitions shall not exceed $25,000,000 in the aggregate without Required Lenders’ approval (such approval not to be unreasonably withheld) (g) any Seller Earn Out at any time remaining to be paid for all such Acquisitions shall not exceed $50,000,000 in the aggregate without Required Lenders’ approval (such approval not to be unreasonably withheld) (h) prior to such Acquisition, no Event of Default shall exist and after giving effect to such Acquisition, no Default or Event of Default shall exist, and (i) after giving effect to such Acquisition on a pro forma basis, SOURCECORP will not violate any financial covenant contained herein and SOURCECORP delivers to the Administrative Agent written evidence that no such violation will exist after giving effect to such Acquisition.

“Permitted Acquisition Documents” means any acquisition agreement and each other material agreement, document or instrument executed or delivered in connection with or pursuant to any Permitted Acquisition.

“Permitted Capital Expenditures” means as specified in Section 10.4.

“Permitted Dispositions” means the disposition by SOURCECORP or any Subsidiary of SOURCECORP of all or substantially all of the Property or Capital Stock of certain Subsidiaries of SOURCECORP on or before December 31, 2006; provided that (a) the EBITDA of all such Subsidiaries shall not exceed $5,000,000 in the aggregate, (b) the tangible net assets of all such Subsidiaries shall not exceed $10,000,000 in the aggregate, and (c) no Default or Event of Default exists at the time of such disposition or proposed disposition.

“Permitted Liens” means:

(a)           Liens disclosed on Schedule 1.1 hereto as to SOURCECORP and its Subsidiaries (as applicable, as described on such schedule);

(b)           Any Liens securing the Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders (it being acknowledged and agreed that there are no such Liens on the Closing Date and the Effective Date);

(c)           Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property that could not reasonably be expected to have a Material Adverse Effect;

(d)           Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

(e)           Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

(f)            Liens resulting from good faith deposits to secure payment of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

(g)           judgment Liens that do not constitute an Event of Default under Section 11.1(f);

(h)           Purchase-money Liens on any Property acquired after the Closing Date or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred or assumed after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

(i)            any Property subject to the foregoing is acquired by SOURCECORP or any of its Subsidiaries in the ordinary course of its business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

(ii)           the Debt secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby; and

(iii)          each such Lien shall attach only to the Property so acquired and the proceeds thereof; and

(i)            Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that none of the Permitted Liens may attach or relate to the Capital Stock of or any other ownership interest in SOURCECORP or any of its Subsidiaries.

“Permitted Share Repurchases” means repurchases by SOURCECORP of SOURCECORP Common Stock made after the Closing Date, so long as no Event of Default exists before or after giving effect thereto.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, Governmental Authority or other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, or any comparable plan of a Governmental Authority, established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

“Platform” means as specified at the end of Section 8.1.

“Principal Office” means the principal office of the Administrative Agent in Dallas, Texas, presently located at 901 Main Street, Dallas, Texas 75202.

“Prior Permitted Capital Expenditures” means as specified in Section 10.4.

“Private Placement Debt” means as specified in Section 9.1(e).

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Projections” means SOURCECORP’s forecasted income statements most recently delivered to the Lenders prior to the Closing Date.

“Property” means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

“Public Lender” means as specified at the end of Section 8.1.

“Quarterly Date” means the last day of each March, June, September and December of each year, the first of which shall be the first such day after the Closing Date.

“Register” means as specified in Section 13.8(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state laws or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state laws or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Reimbursable Taxes” means as specified in Section 3.5.

“Reimbursement Obligation” means the obligation of SOURCECORP to reimburse the Issuing Bank for any drawing under a Letter of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

“Remedial Action” means a actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

“Rental Expense” means, for any period and for any Person, the rental or lease expense of such Person under operating leases calculated without duplication on a consolidated basis for such period as determined in accordance with GAAP.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Required Lenders” means, (a) at any date of determination that there are four or more Lenders, the Lenders having in the aggregate more than sixty-six and two-thirds percent (66 2/3%) (in Dollar amount) of the aggregate amount of the Commitments of the Lenders (or, if the Commitments of the Lenders to make Loans and the obligation of the Issuing Bank to issue Letters of Credit have terminated or expired, then the Lenders holding in the aggregate more than 66 2/3% of the Outstanding Credit), and (b) at any date of determination that there are less than four Lenders, all of the Lenders.

“Responsible Officer” means, as to any Loan Party, the chief financial officer, chief operating officer or chief executive officer of such Person.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of SOURCECORP or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in equity securities of SOURCECORP or any of its Subsidiaries; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of SOURCECORP or any of its Subsidiaries now or hereafter outstanding; (c) any loan, advance or payment (pursuant to a tax sharing agreement or otherwise) to SOURCECORP; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of SOURCECORP or any of its Subsidiaries now or hereafter outstanding.

“Revolving Loan” means as specified in Section 2.1(a).

“Sale and Leaseback Transaction” means as specified in Section 9.9.

“Seller Earn Out” means any obligation incurred by SOURCECORP or a Subsidiary in connection with a Permitted Acquisition which (i) is only payable by SOURCECORP for performance by a seller, or a shareholder, officer or director of a seller, of obligations over the passage of time (e.g., non-compete payments) or in the event certain future performance goals are achieved with respect to the assets or business acquired and (ii) provides that the maximum potential liability of SOURCECORP or any Subsidiary with respect thereto is limited.

“Seller Subordinated Debt” means any Debt of SOURCECORP (and not of any Subsidiary of SOURCECORP) which (a) is owed to a seller as part of the purchase consideration for a Permitted Acquisition, (b) is subordinated to the Obligations pursuant to a Subordination Agreement, (c) does not, when aggregated with the principal balance of all other Seller Subordinated Debt, exceed $10,000,000 in principal amount, (d) does not have an interest rate in excess of twelve percent (12%) per annum, and (e) is unsecured.  Seller Subordinated Debt may be convertible into Capital Stock of SOURCECORP

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,

(c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount (net of contribution rights) that can reasonably be expected to become an actual or matured liability.

“SOURCECORP” means as specified in the initial paragraph of this Agreement.

“SOURCECORP Common Stock” means the common stock of SOURCECORP, par value $.01 per share.

“SOURCECORP Equity Documents” means SOURCECORP’s Certificate of Incorporation and the SOURCECORP Common Stock.

“Subject Seller Earn Outs” means the Seller Earn Outs in an aggregate amount not exceeding $26,000,000 paid on or before September 30, 2004 in connection with the Permitted Acquisition of an operating Subsidiary in the Information Management Division of SOURCECORP’s Information Management and Distribution reportable segment.

“Subordinated Debt” means any Seller Subordinated Debt or any Other Subordinated Debt.

“Subordination Agreement” means a Subordination Agreement substantially similar to the form attached hereto as Exhibit C, relating to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Swingline Advances” means as specified in Section 2.15(a).

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Advances, or any successor swing line lender hereunder.

“Swing Line” means the revolving credit facility made available by Swingline Lender pursuant to Section 2.15.

“Syndication Agent” means SunTrust Bank, in its capacity as syndication agent.

“Trade Date” means as specified in Section 13.8.

“Type” means any type of Loan (i.e., a Base Rate Loan or Eurodollar Loan).

“UCC” means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property.

“Unreimbursed Amount” means as specified in Section 2.14(c)(i).

“U.S.” means the United States of America.

“U.S.A. Patriot Act” means as specified in Section 13.24.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors’ qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

Section 1.2            Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all Article and Section references pertain to this Agreement.  Unless otherwise specified, all Schedule references pertain to the Schedules attached to this Agreement, as such Schedules may be amended or modified from time to time in accordance with this Agreement.  Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

Section 1.3            Accounting Terms and Determinations.

(a)           All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a). All financial information delivered to the Administrative Agent pursuant to Section 8.1 shall be prepared in accordance with GAAP applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a) or in accordance with Section 8.7.  In the event that any “Accounting Changes” (as defined below) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then SOURCECORP and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating SOURCECORP’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by SOURCECORP, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement for purposes of this Agreement only shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” means:  (i) changes in accounting principles required by the promulgation of any rule, regulations, pronouncement or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) after the Closing Date; and (ii) changes in accounting principles approved by SOURCECORP’s certified public accountants and implemented after the Closing Date.

(b)           SOURCECORP shall deliver to the Administrative Agent and the Lenders, at the same time as the delivery of any annual or quarterly financial statement under Section 8.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of such annual or quarterly financial statement and the preparation of the next preceding annual or quarterly financial statement and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

(c)           To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including Article 10 hereof), neither SOURCECORP nor any of its Subsidiaries will change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of SOURCECORP and its Subsidiaries in each of its fiscal years from that existing on the Closing Date.  Any Subsidiary of SOURCECORP created or acquired after the Closing Date shall, as soon as reasonably practicable, be put on a fiscal year ending December 31.

Section 1.4            Financial Covenants.  The financial covenants contained in Article 10 shall be calculated on a consolidated basis for SOURCECORP and its Subsidiaries.

Section 1.5            Letter of Credit Amounts.  Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Loan Document related thereto, provides for one or more automatic increases in the stated amount thereof, for purposes of determining the Outstanding Credit applicable to Letter of Credit Liabilities (but not for purposes of calculating the fees payable pursuant to Sections 2.14(i) and (j)), the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE 2

LOANS

Section 2.1            Commitments.

(a)           Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving loans (each such loan, a “Revolving Loan”) to SOURCECORP from time to time, from and including the Effective Date to but excluding the Maturity Date, up to but not exceeding the amount of such Lender’s Commitment as then in effect; provided, however, that after giving effect to any Revolving Loan, (i) the Outstanding Credit applicable to the Revolving Loans of any Lender, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to Letter of Credit Liabilities, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to Swingline Advances does not exceed such Lender’s Commitment and (ii) the Outstanding Credit shall not at any time exceed the aggregate amount of the Commitments of all Lenders then in effect.  Subject to the foregoing limitations and the other terms and conditions of this Agreement, SOURCECORP may, prior to the Maturity Date, borrow, repay and reborrow the Revolving Loans hereunder.

(b)           Continuation and Conversion of Loans.  Subject to the terms and conditions of this Agreement, SOURCECORP may borrow Revolving Loans as Base Rate Loans or as Eurodollar Loans and, until the Maturity Date, may Continue Eurodollar Loans or Convert Revolving Loans of one Type into Loans of the other Type.

(c)           Lending Offices.  Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

(d)           Extensions.  The Maturity Date may be extended on both the first and second anniversaries of the Closing Date as set forth in this Section 2.1(d), in each case for a period of 364 days measured from the Maturity Date then in effect.  If SOURCECORP wishes to request an extension of the Maturity Date, it shall give notice to that effect to the Administrative Agent not less than 45 days nor more than 60 days prior to the first and/or second anniversary of the Closing Date.  The Administrative Agent shall promptly notify each Lender of receipt of such request.  Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to SOURCECORP and the Administrative Agent within 30 days of receipt of such request.  Subject to the execution by SOURCECORP, the Administrative Agent and each Lender of a duly completed Extension Agreement in substantially the form of Exhibit I, the Maturity Date applicable to the Commitment of each Lender so affirmatively notifying SOURCECORP and the Administrative Agent shall be extended for the period specified above; provided that no Maturity Date of any Lender shall be extended, unless the Lenders holding at least 51% of the aggregate amount of the Commitments shall have elected so to extend their Commitments; and provided, further, that if the Lenders holding at least 51% of the aggregate amount of the Commitments elect to so extend their Commitments, SOURCECORP shall have the right to replace any of the Lenders not so electing pursuant to Section 13.11.  Any Lender that does not give such notice to SOURCECORP and the Administrative Agent shall be deemed to have elected not to extend as requested.

Section 2.2            Notes.  The Revolving Loans made by each Lender shall be evidenced by a single promissory note of SOURCECORP in substantially the form of Exhibit B hereto, payable to the order of such Lender in a principal amount equal to its Commitment (as originally in effect or thereafter increased) and otherwise duly completed; provided, however, that the Swingline Advances made by Swingline Lender shall be evidenced by a single promissory note of SOURCECORP in the maximum original principal amount of $10,000,000 payable to the order of Swingline Lender in substantially the form of Exhibit D hereto, dated the Closing Date.  Each Lender is hereby authorized by SOURCECORP to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to SOURCECORP and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of SOURCECORP under such Note or this Agreement in respect of such Loan.

Section 2.3            Repayment of Loans.  SOURCECORP shall pay to the Administrative Agent for the account of each applicable Lender the outstanding principal of the Revolving Loans existing on the Maturity Date.  More specifically, if any Letters of Credit or Reimbursement Obligations are outstanding as of the Maturity Date, then, in addition to the repayment of all outstanding Loans on the Maturity Date, SOURCECORP shall deliver to the Administrative Agent cash or cash equivalents in an amount equal to the aggregate undrawn face amount of all Letters of Credit and the aggregate amount of all outstanding Reimbursement Obligations, such cash or cash equivalents to be pledged to the Administrative Agent as security for the Letter of Credit Liabilities pursuant to documentation satisfactory to the Administrative Agent in form and substance.

Section 2.4            Interest.

(a)           Interest Rate.  SOURCECORP shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to SOURCECORP for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(i)            during the periods a Revolving Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate;

(ii)           during the periods a Revolving Loan is a Eurodollar Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate; and

(iii)          with respect to Swingline Advances, the lesser of (A) Eurodollar Daily Floating Rate plus the Applicable Margin (for Eurodollar Loans), or (B) the Maximum Rate.

(b)           Payment Dates.  Accrued interest on the Loans shall be due and payable in arrears as follows:

(i)            in the case of Base Rate Loans and Swingline Advances, on each Quarterly Date;

(ii)           in the case of each Eurodollar Loan (other than Swingline Advances), on the last day of the Interest Period with respect thereto and, in the case of a Eurodollar Loan having an Interest Period of six (6) months, on the day in the third succeeding calendar month numerically corresponding to the commencement date of such Interest Period (or, if no numerically corresponding date exists, on the last Business Day of such third succeeding calendar month);

(iii)          upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

(iv)          on the Maturity Date.

(c)           Default Interest.  Notwithstanding the foregoing, SOURCECORP shall pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation owing to such Lender and (to the fullest extent permitted by law) any other amount payable by SOURCECORP under this Agreement or any other Loan Document to such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) or which is outstanding during the continuance of an Event of Default, for the period from and including the due date thereof or the date of the occurrence of such Event of Default (as applicable) to but excluding the date the same is paid in full.  Interest payable at the Default Rate shall be payable from time to time on demand by the Administrative Agent.

Section 2.5            Borrowing Procedure.  SOURCECORP shall give the Administrative Agent notice of each borrowing of a Revolving Loan hereunder in accordance with Section 2.9.  Not later than 2:00 p.m. (Dallas, Texas time) on the date specified for each borrowing of a Revolving Loan hereunder, each Lender will make available the amount of the Revolving Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of SOURCECORP.  The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to SOURCECORP by wire transfer of immediately available funds to the applicable Deposit Account no later than 3:00 p.m. (Dallas, Texas time).

Section 2.6            Optional Prepayments, Conversions and Continuations of Loans, Reduction of Commitments.  Subject to Sections 2.7 and 2.8, SOURCECORP shall have the right from time to time to prepay the Loans, to Convert all or part of a Loan (other than a Swingline Advance) of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that:  (a) SOURCECORP shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) Eurodollar Loans may only be Converted on the last day of the Interest Period, unless SOURCECORP, concurrently with making any such prepayment, pays all amounts owing to the

Administrative Agent and the Lenders under Section 4.5, (c) except for Conversions of Eurodollar Loans into Base Rate Loans, no Conversions or Continuations shall be made while an Event of Default has occurred and is continuing, and (d) optional prepayments of the Loans shall be applied first to the Swingline Advances (until such advances are paid in full) and then to the Loans other than the Swingline Advances.

Section 2.7            Mandatory Prepayments.  If at any time the Outstanding Credit exceeds the Commitments, within three Business Day after the occurrence thereof SOURCECORP shall pay to the Administrative Agent the amount of such excess as a prepayment of the Loans (or, if the Loans have been paid in full, to reduce or to provide cash collateral to secure the outstanding Letter of Credit Liabilities relating to Letters of Credit issued pursuant to the Commitments).  All prepayments pursuant to this Section 2.7 shall be applied first to any Swingline Advances until such advances are paid in full and then to the other Loans.

Section 2.8            Minimum Amounts.  Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each prepayment of principal of the Revolving Loans shall be in an amount at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof (borrowings, prepayments or Conversions of or into Revolving Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

Section 2.9            Certain Notices.  Notices by SOURCECORP to the Administrative Agent of terminations or reductions of Commitments, of borrowings of Revolving Loans, of Conversions, Continuations and prepayments of Revolving Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 p.m. (Dallas, Texas time) on or prior to the applicable Business Day specified below:

Notice	Number of Business Days Prior Notice
Terminations or Reductions of Commitments	1
Borrowing of Base Rate Loans	same day
Borrowing of Eurodollar Loans	3
Conversions or Continuations of Loans	3
Prepayment of Base Rate Loans	same day
Prepayments of Eurodollar Loans	3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced.  Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Revolving Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Revolving Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day).  Notices of borrowings, Conversions, Continuations or prepayments of Revolving Loans shall be in the form of Exhibit E hereto, appropriately completed as applicable.  Each such notice of the duration of an Interest Period shall specify the Revolving Loans to which such Interest Period is to relate.  The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.  In the event SOURCECORP fails to select the Type of Revolving Loan, or the duration of any Interest Period for any Eurodollar Loan (other than a Swingline Advance), within the time period and otherwise as provided in this Section 2.9, such Revolving Loan (if outstanding as a Eurodollar Loan) will be automatically Continued as a Eurodollar Loan with an Interest Period of one month on the last day of preceding Interest Period for such Revolving Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.  SOURCECORP may not borrow any Revolving Loans that are Eurodollar Loans, Convert any Revolving Loans into Eurodollar Loans or Continue any Revolving Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

Section 2.10         Use of Proceeds.

(a)           SOURCECORP represents and warrants to and covenants with the Administrative Agent and the Lenders that the proceeds of the Loans to be made on and after the Effective Date shall be used to repay indebtedness owing under the Existing Credit Agreement, for working capital and general corporate purposes of SOURCECORP and its Subsidiaries in the ordinary course of business, to finance partially or wholly future Permitted Acquisitions, including the transaction costs of SOURCECORP and its Subsidiaries associated with such Permitted Acquisitions, and to finance partially or wholly future Permitted Share Repurchases.

(b)           None of the proceeds of any Loan have been or will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

Section 2.11         Fees.

(a)           SOURCECORP agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fees”) on the daily average unused or unfunded amount of such Lender’s Commitment, for the period from and including the Closing Date to and including the Maturity Date, at the rate equal to the Applicable Margin per annum based on a 360 day year and the actual number of days elapsed, which accrued Commitment Fees shall be payable in arrears on each Quarterly Date beginning on September 30, 2005 and on the Maturity Date.  Notwithstanding anything to the contrary contained in this Agreement, any and all Swingline Advances outstanding from time to time shall be wholly excluded, and shall not count as used or funded amounts, for purposes of determining the unused or unfunded amount of each Lender’s Commitment in accordance with this Section 2.11(a).

(b)           SOURCECORP agrees to pay to the Administrative Agent (for the account of the Administrative Agent and/or the Lenders, as may be specified in the Fee Letter) such additional fees as are specified in the Fee Letter, which fees shall be payable in such amounts and on such dates as are specified therein.  Such additional fees shall include, without limitation, an upfront fee payable by SOURCECORP to each Lender on the Effective Date in the amount agreed upon among the Administrative Agent and/or the Lead Arranger and such Lender.

Section 2.12         Computations.  Interest and fees payable by SOURCECORP hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days (except as stated in the proviso below) and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; provided, however, that all computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

Section 2.13         Termination or Reduction of Commitments.  SOURCECORP shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that (i) SOURCECORP shall give notice of each such termination or reduction as provided in Section 2.9, (ii) each partial reduction shall be in an aggregate amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, and (iii) SOURCECORP shall not have the right to terminate or reduce in part any unused portion of the Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding.  The Commitments may not be reinstated or increased after they have been terminated or reduced.

Section 2.14         Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.14, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of SOURCECORP or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of SOURCECORP or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension, (x) the Outstanding Credit shall not exceed the aggregate amount of the Commitments of the Lenders, (y) the Outstanding Credit applicable to the Revolving Loans of any Lender, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to all Letter of Credit Liabilities, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to all Swingline Advances shall not exceed such Lender’s Commitment, and (z) the Outstanding Credit applicable to all Letter of Credit Liabilities shall not exceed $35,000,000.  Each request by SOURCECORP for an L/C Credit Extension shall be deemed to be a representation by SOURCECORP that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, SOURCECORP’s ability to obtain Letters of Credit shall be fully revolving, and accordingly SOURCECORP may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           The Issuing Bank shall not issue any Letter of Credit, if:

(A)          subject to Section 2.14(b)(iv), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)          The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any

Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more standard policies of the Issuing Bank;

(C)           except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial stated amount less than $50,000;

(D)          such Letter of Credit is to be denominated in a currency other than Dollars;

(E)           a default of any Lender’s obligations to fund under Section 2.14(c) exists or any Lender has defaulted in its obligation under this Agreement at such time, unless the Issuing Bank has entered into reasonably satisfactory arrangements with SOURCECORP or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender; or

(F)           such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)          The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 12 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the related Loan Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Article 12 included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(b)           Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of SOURCECORP delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of SOURCECORP.  Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may reasonably require.  Additionally, SOURCECORP shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Loan Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application at the address set forth in Section 13.13 for receiving Letter of Credit Applications and related correspondence, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from SOURCECORP and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article 6 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of SOURCECORP (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to SOURCECORP and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv)          If SOURCECORP so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, SOURCECORP shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.14(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or SOURCECORP that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify SOURCECORP and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), SOURCECORP shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such payment.  If SOURCECORP fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof.  In such event, SOURCECORP shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.8 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate amount of the Commitments of the Lenders and the conditions set forth in Section 6.2 (other than the delivery by SOURCECORP of a request for a Revolving Loan).  Such Base Rate Loan may be converted to a Eurodollar Loan pursuant and subject to Section 2.6.  Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.14(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.14(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank at the Principal Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.14(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to SOURCECORP in such amount.  The Administrative Agent shall remit the funds so received to the Issuing Bank.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by Base Rate Loans because the conditions set forth in Section 6.2 cannot be satisfied or for any other reason, SOURCECORP shall be deemed to have incurred from the Issuing Bank an extension of credit in the amount of the Unreimbursed Amount that is not so refinanced, which extension of credit shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.14(c)(ii) shall be deemed payment in respect of its participation in such extension of credit.

(iv)          Until each Lender funds its Revolving Loan or participation pursuant to this Section 2.14(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the Issuing Bank.

(v)           Each Lender’s obligation to make Revolving Loans or fund participations to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.14(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, SOURCECORP or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.14(c) is subject to the conditions set forth in Section 6.2 (other than delivery by SOURCECORP of a request for a Revolving Loan).  No Lender’s funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of SOURCECORP to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.14(c) by the time specified in Section 2.14(c)(ii), the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing.  A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s funding of its participation in respect of such payment in accordance with Section 2.14(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from SOURCECORP or otherwise, including proceeds of any cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.14(c)(i) is required to be returned under any of the circumstances described in Section 3.7 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The Reimbursement Obligations of SOURCECORP under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

(i)            any lack of validity or enforceability of any Letter of Credit, this Agreement or any Letter of Credit Application;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that SOURCECORP or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other Governmental Requirement; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, SOURCECORP or any Subsidiary.

SOURCECORP shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with SOURCECORP’s instructions or other irregularity, SOURCECORP will immediately notify the Issuing Bank.  SOURCECORP shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)            Role of Issuing Bank.  Each Lender and SOURCECORP agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document (unless expressly required by the Letter of Credit).  None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required

Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Loan Document.  SOURCECORP hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude SOURCECORP’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.14(e); provided, however, that anything in such clauses to the contrary notwithstanding, SOURCECORP may have a claim against the Issuing Bank, and the Issuing Bank may be liable to SOURCECORP, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by SOURCECORP which SOURCECORP proves were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation (unless expressly required by the Letter of Credit), regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Intentionally Omitted.

(h)           Applicability of ISP.  Unless otherwise expressly agreed by the Issuing Bank and SOURCECORP when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(i)            Letter of Credit Fees.  SOURCECORP shall pay to the Administrative Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit Fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit.  The Letter of Credit fee shall be payable on each Quarterly Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  While any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)            Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank.  SOURCECORP shall pay directly to the Issuing Bank for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, SOURCECORP shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.  Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Loan Documents.  In the event of any conflict between the terms hereof and the terms of any other Loan Documents, the terms hereof shall control, unless the terms of such other Loan Document expressly state that they control, in which case they shall control.

(l)            Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, SOURCECORP shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit.  SOURCECORP hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of SOURCECORP, and that SOURCECORP’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.15         Swingline Advances.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.15, to consider in its sole and absolute discretion making loans (each such loan, a “Swingline Advance”) to SOURCECORP from time to time, on any Business Day from and including the Effective Date to but excluding the Maturity Date, in an aggregate amount not to exceed  $10,000,000 at any time outstanding, notwithstanding the fact that such Swingline Advances, when aggregated with the Commitment Percentage of the Outstanding Credit applicable to the Revolving Loans and Letter of Credit Liabilities of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swingline Advance, (i) the aggregate Outstanding Credit applicable to the Revolving Loans of any Lender, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to Letter of Credit Liabilities, plus such Lender’s Commitment Percentage of the Outstanding Credit applicable to Swingline Advances does not exceed such Lender’s Commitment and (ii) the Outstanding Credit shall not exceed the aggregate amount of the Commitments of all Lenders. The Swing Line is a discretionary, uncommitted facility and Swingline Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to SOURCECORP which notice may be given by Swingline Lender before or after SOURCECORP requests a Swingline Advance hereunder.   Each Swingline Advance shall bear interest as set forth in Section 2.4(a)(iii).  Immediately upon the making of a Swingline Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swingline Lender a risk participation in such Swingline Advance in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Swingline Advance.

(b)           Borrowing Procedures.  Unless the Swing Line has been terminated or suspended by Swingline Lender as provided in subsection (a) above, each Swingline Advance shall be made upon SOURCECORP’s irrevocable notice to Swingline Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to Swingline Lender and the Administrative Agent of a written Swingline Advance notice in the form of Exhibit E hereto, appropriately completed and signed by a Responsible Officer of SOURCECORP.  Promptly after receipt by Swingline Lender of any telephonic Swingline Advance notices, Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Advance notice and, if not, Swingline Lender will notify (by telephone or in writing) of the contents thereof.  Unless (x) the Swing Line has been terminated or suspended by Swingline Lender as provided in subsection (a) above, or (y) Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed borrowing of a Swingline Advance (A) directing Swingline Lender not to make such

Swingline Advance as a result of the limitations set forth in the proviso to the first sentence of Section 2.15(a), or (B) that one or more of the applicable conditions specified in Article 6 is not then satisfied, then, subject to the terms and conditions hereof, Swingline Lender will, not later than 3:00 p.m. on the requested borrowing date, make the amount of its Swingline Advance available to SOURCECORP at its office by crediting the account of SOURCECORP on the books of Swingline Lender in immediately available funds.  The Lenders agree that Swingline Lender may agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of the Lenders hereunder other than notifying the Administrative Agent of a Swingline Advance notice.

(c)           Refinancing of Swingline Advances.

(i)            Each Swingline Advance shall be payable on the earlier of demand by Swingline Lender or the Maturity Date.  In addition, Swingline Lender at any time in its sole and absolute discretion may request, on behalf of SOURCECORP (which hereby irrevocably authorizes Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Commitment Percentage of the amount of Swingline Advances then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a notice of borrowing for purposes hereof) and in accordance with the requirements of Sections 2.5 and 2.6, without regard to the minimum and multiples specified in Section 2.8 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate amount of the Commitments of the Lenders and the conditions set forth in Section 6.2.  Swingline Lender shall furnish SOURCECORP with a copy of the applicable notice of borrowing promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such notice of borrowing available to the Administrative Agent in immediately available funds for the account of Swingline Lender at the Principal Office not later than 1:00 p.m. on the day specified in such notice of borrowing, whereupon, subject to Section 2.15(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to SOURCECORP in such amount.  The Administrative Agent shall remit the funds so received to Swingline Lender.

(ii)           If for any reason any Swingline Advance cannot be refinanced by a Revolving Loan in accordance with Section 2.15(c)(i), the request for Base Rate Loans submitted by Swingline Lender as set forth herein shall be deemed to be a request by Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Advance and each Lender’s payment to the Administrative Agent for the account of Swingline Lender pursuant to Section 2.15(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to the Administrative Agent for the account of Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.15(c) by the time specified in Section 2.15(c)(i), Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swingline Lender in connection with the foregoing.  A certificate of Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Advances pursuant to this Section 2.15(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swingline Lender, SOURCECORP or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.15(c) is subject to the conditions set forth in Section 6.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of SOURCECORP to repay Swingline Advances, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a risk participation in a Swingline Advance, if Swingline Lender receives any payment on account of such Swingline Advance, Swingline Lender will distribute to such Lender its Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by Swingline Lender.

(ii)           If any payment received by Swingline Lender in respect of principal or interest on any Swingline Advance is required to be returned by Swingline Lender under any of the circumstances described in Section 3.7 (including pursuant to any settlement entered into by Swingline Lender in its discretion), each Lender shall pay to Swingline Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swingline Lender.  Swingline Lender shall be responsible for invoicing SOURCECORP for interest on the Swingline Advances.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.15 to refinance such Lender’s Commitment Percentage of any Swingline Advance, interest in respect of such Commitment Percentage shall be solely for the account of Swingline Lender.

(f)            Payments Directly to Swingline Lender.  SOURCECORP shall make all payments of principal and interest in respect of the Swingline Advances directly to Swingline Lender.

(g)           Conflicting Provisions.  This Section 2.15 shall supersede any provisions in Sections 2.5 and 2.9 that may be to the contrary to the extent that such provisions relate to Swingline Advances.  SOURCECORP and Swingline Lender may enter into a written agreement supplementing or modifying the provisions of this Section 2.15 and as between SOURCECORP and Swingline Lender (but not as to any other Lender), such written agreement shall supercede any provisions of this Section 2.15 that may be to the contrary.

Section 2.16         Increase in Commitments.

(a)           Request for Increase.  Provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), SOURCECORP may, from time to time, request an increase in the aggregate amount of the Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 and (ii) SOURCECORP may make a maximum of three such requests.  At the time of sending such notice, SOURCECORP (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)           Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)           Notification by the Administrative Agent; Additional Lenders.  The Administrative Agent shall notify SOURCECORP and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), SOURCECORP may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the aggregate amount of the Commitments of the Lenders is increased in accordance with this Section 2.16, the Administrative Agent and SOURCECORP shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify SOURCECORP and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, SOURCECORP shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of SOURCECORP, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 7 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 7.2 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1, and (B) no Default exists.  SOURCECORP shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.1) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section 2.16.

(f)            Conflicting Provisions.  This Section 2.16 shall supersede any provisions in Sections 3.3 or 13.11 to the contrary.

ARTICLE 3
PAYMENTS

Section 3.1            Method of Payment.  All payments of principal, interest, fees and other amounts to be made by SOURCECORP under this Agreement and the other Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender’s Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than

11:00 a.m. (Dallas, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  SOURCECORP shall, at the time of making any such payment, specify to the Administrative Agent the sums payable by SOURCECORP under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that SOURCECORP fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 3.2); provided, however, that, unless Swingline Lender expressly agrees to the contrary, such payment shall be applied first to any Swingline Advances until such advances are paid in full.  Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office.  Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

Section 3.2            Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) each Revolving Loan shall be made by the Lenders under Section 2.1, each payment of commitment fees under Section 2.11(a) shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.13 shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment by SOURCECORP of principal of or interest on Loans of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular Type shall be allocated among Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) the Lenders (other than the Issuing Bank) shall purchase participations in the Letters of Credit and, if applicable, the Swingline Advances pro rata in accordance with their Commitment Percentages.

Section 3.3            Sharing of Payments, Etc.  If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker’s lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them.  To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored.  SOURCECORP agrees, to the fullest extent it may effectively do so under applicable law, that any Lender, so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of SOURCECORP or any of its Subsidiaries.

Section 3.4            The Administrative Agent’s Clawback.

(a)           Funding by the Lenders; Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Eurodollar Loan that is a Revolving Loan (or, in the case of any Base Rate Loan, prior to 12:00 noon on the date of such Revolving Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5 (or, in the case of  Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.5) and may, in reliance upon such assumption, make available to SOURCECORP a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Loan available to the Administrative Agent, then the applicable Lender and SOURCECORP severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to SOURCECORP to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by SOURCECORP, the interest rate applicable to Base Rate Loans.  If SOURCECORP and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to SOURCECORP the amount of such interest paid by SOURCECORP for such period.  If such Lender pays its share of the applicable Revolving Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Commitment Percentage of such Revolving Loan.  Any payment by SOURCECORP shall be without prejudice to any claim SOURCECORP may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)           Payments by SOURCECORP; Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from SOURCECORP prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that SOURCECORP will not make such payment, the Administrative Agent may assume that SOURCECORP has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if SOURCECORP has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender or SOURCECORP with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 3, and such funds are not made available to SOURCECORP by the Administrative Agent because the conditions to the applicable Loan funding or issuance of a Letter of Credit set forth in Article 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Advances and to make payments under Section 13.1(c) are several and not joint.  The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 13.1(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, purchase its participation or to make its payment under Section 13.1(c).

Section 3.5            Withholding Taxes.

(a)           All payments by SOURCECORP of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income of any Lender).  If any such taxes, duties, imposts, assessments or other charges are so levied or imposed, SOURCECORP will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that SOURCECORP shall not have any obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6), (ii) make such withholding or deduction, and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.  Without limiting the generality of the foregoing, SOURCECORP will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by SOURCECORP under or with respect to the Loans and Letter of Credit Liabilities other than such taxes, duties, imports, assessments and other charges previously withheld or deducted by SOURCECORP which have previously resulted in the payment of the required additional amount to the Lender, and (B) such taxes, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans and Letter of Credit Liabilities) after such reimbursement will not be less than the net amount the Lender would have received if such taxes, duties, assessments and other charges on such reimbursement had not been levied or imposed.  SOURCECORP shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

(b)           SOURCECORP will indemnify the Administrative Agent and each Lender (without duplication) against, and reimburse the Administrative Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Administrative Agent or such Lender or any lending office of the Administrative Agent or such Lender by any jurisdiction in which the Administrative Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the “reimbursable taxes”).  Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

(c)           Without prejudice to the survival of any other term or provision of this Agreement, the obligations of SOURCECORP under this Section 3.5 shall survive the payment of the Loans and the other Obligations and termination of the Commitments.

Section 3.6            Withholding Tax Exemption.  Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it becomes a party to this Agreement and if it is legally able to do so, deliver to SOURCECORP, for and on behalf of SOURCECORP, and the Administrative Agent two duly completed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN, as appropriate, certifying in any case that such Lender is entitled to receive payments from SOURCECORP under any Loan Document without deduction or withholding of any U.S. federal income taxes.  Each Lender which so delivers a Form W-8ECI or W-8BEN further undertakes to deliver to SOURCECORP, for and on behalf of SOURCECORP, and the Administrative Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by SOURCECORP or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from SOURCECORP under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises SOURCECORP, for and on behalf of SOURCECORP, and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

Section 3.7            Reinstatement of Obligations.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans, the Reimbursement Obligations or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent, any Lender or the Issuing Bank upon the insolvency, bankruptcy or reorganization of SOURCECORP or any other Loan Party or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the Notes and the Master Guaranty), (c) the indebtedness, liabilities and obligations of SOURCECORP and any other Loan Party under the Loan Documents, and (d) all Liens, if any, for the benefit of the Administrative Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.  Each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the Issuing Bank under the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

ARTICLE 4
YIELD PROTECTION AND ILLEGALITY

Section 4.1            Additional Costs.

(a)           SOURCECORP shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs actually incurred by such Lender which such Lender determines are directly attributable to its making or maintaining of any Eurodollar Loans to

SOURCECORP or its obligation to make or create any of such Loans hereunder to SOURCECORP, or any reduction in any amount receivable by such Lender hereunder from SOURCECORP in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change (other than those covered by Section 3.5) which:

(i)            changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii)           imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of “Eurodollar Rate” in Section 1.1 hereof, but excluding any reserve requirement contemplated by Section 4.7); or

(iii)          imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Lender will notify SOURCECORP (with a copy to the Administrative Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by SOURCECORP) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish SOURCECORP with a certificate setting forth the basis, amount and computation of each request of such Lender for compensation under this Section 4.1(a).  If any Lender requests compensation from SOURCECORP under this Section 4.1(a), SOURCECORP may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

(b)           Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to SOURCECORP (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

(c)           Determinations and allocations by any Lender for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

Section 4.2            Limitation on Types of Loans.  Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

(a)           The Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of “Eurodollar Rate” in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

(b)           Required Lenders reasonably determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “Eurodollar Rate” in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give SOURCECORP prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and SOURCECORP shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

Section 4.3            Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify SOURCECORP for and on behalf of SOURCECORP (with a copy to the Administrative Agent) thereof and such Lender’s obligation to make or maintain Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

Section 4.4            Treatment of Affected Loans.  If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Lender may specify to SOURCECORP, with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

(a)           To the extent that such Lender’s Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(b)           All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Base Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to SOURCECORP (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender’s Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.5            Compensation.  SOURCECORP shall pay to the Administrative Agent for the account of each Lender, promptly upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

(a)           Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

(b)           Any failure by SOURCECORP for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

Section 4.6            Capital Adequacy.  If, after the Closing Date, any Lender shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender’s (or its parent’s) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Administrative Agent), SOURCECORP shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.  A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis.  In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

Section 4.7            Reserves on Eurodollar Loans.  SOURCECORP shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith), which shall be due and payable on each date on which interest is payable on such Loan, provided SOURCECORP shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant interest payment date pursuant to Section 2.4(b), such additional interest shall be due and payable 10 days from receipt of such notice.

ARTICLE 5
GUARANTIES AND SETOFF

Section 5.1            Guaranties.  Each Domestic Subsidiary of SOURCECORP in existence on the Closing Date (other than the Inactive Subsidiaries) shall guarantee the payment and performance of the Obligations pursuant to the Master Guaranty.

Section 5.2            New Subsidiaries.  Not later than the earlier of the date SOURCECORP is required to deliver or actually delivers its compliance certificate in respect of each fiscal quarter pursuant to Section 8.1(c), SOURCECORP shall cause each Domestic Subsidiary created after the Closing Date and during such fiscal quarter and each Domestic Subsidiary that ceased to be an Inactive Subsidiary during such fiscal quarter to (a) guarantee the payment and performance of the Obligations by executing and delivering to the Administrative Agent a Joinder Agreement pursuant to which such Domestic Subsidiary becomes a party to the Master Guaranty, and which Joinder Agreement also provides that such Subsidiary agrees to comply with all of the covenants contained in this Agreement applicable to it, and (b) deliver to the Administrative Agent documents of the types referred to in subsections (a), (b), (c) and (d) of Section 6.1 and, if reasonably requested by the Administrative Agent with respect to a Material Loan Party, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) above), all in form, content, and scope reasonably satisfactory to the Administrative Agent.

Section 5.3            Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to SOURCECORP, any other Loan Party or any other Person (any such notice being hereby expressly waived by SOURCECORP), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of SOURCECORP or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement, such Lender’s Note or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Lender’s Note or any such other Loan Document and although such Obligations may be unmatured.  Each Lender agrees promptly to notify SOURCECORP (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

ARTICLE 6
CONDITIONS PRECEDENT

Section 6.1            Initial Loans and Letter of Credit Conditions.  The agreement of the Administrative Agent and the Lenders to enter into this Agreement, and each of the obligations of each Lender to make its initial Loan (inclusive of Swingline Advances) under this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit (and to permit the Existing Letters of Credit to become Letters of Credit hereunder) under this Agreement are subject to the conditions precedent that the Administrative Agent shall have received, on or before the Effective Date, all of the following in form and substance reasonably satisfactory to the Administrative Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of the Administrative Agent:

(a)           Resolutions.  Resolutions of the Board of Directors of SOURCECORP and each other Loan Party certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

(b)           Incumbency Certificate.  A certificate of incumbency certified by the Secretary or an Assistant Secretary of SOURCECORP and each other Loan Party certifying the name of each officer or other representative of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

(c)           Articles or Certificates of Incorporation, etc.  The articles or certificates of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document of SOURCECORP and each other Loan Party certified by the Secretary or Assistant Secretary of such Loan Party, or a certificate of the Secretary or Assistant Secretary of such Loan Party that the articles or certificate of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document delivered by it pursuant to the Existing Credit Agreement has not been amended or modified and remain in full force and effect;

(d)           Bylaws.  The bylaws of SOURCECORP and each other Loan Party certified by the Secretary or an Assistant Secretary of such Loan Party, or a certificate of the Secretary or an Assistant Secretary of such Loan Party that the Bylaws delivered by it pursuant to the Existing Credit Agreement have not been amended or modified and remain in full force and effect;

(e)           Governmental Certificates.  Certificates of appropriate officials as to the existence and good standing, status or compliance, as applicable, of SOURCECORP and each other Loan Party in their respective jurisdictions of incorporation or organization, each such certificate to be dated as of a Current Date;

(f)            Notes.  The Notes duly completed and executed by SOURCECORP;

(g)           Master Guaranty.  The Master Guaranty duly completed and executed by each Domestic Subsidiary (other than the Inactive Subsidiaries) of SOURCECORP;

(h)           Consents.  A certificate of a Responsible Officer of SOURCECORP either (A) certifying that all consents, licenses and approvals required in connection with the execution, delivery and performance by each of the Loan Parties and the validity against such Loan Parties of the Loan Documents to which each is a party are in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(i)            Payment of Principal, Interest, Fees and Expenses.  SOURCECORP shall have paid in full (i) all outstanding principal and all accrued and unpaid interest, fees (including any fees owing with respect to the Existing Letters of Credit) and breakage costs owing to all of the Lenders under the Existing Credit Agreement, (ii) all fees due on or before the Effective Date as specified in this Agreement or in the Fee Letter, and (iii) all fees and expenses of or incurred by the Administrative Agent and its counsel to the extent billed on or before the Effective Date and payable pursuant to this Agreement;

(j)            Regulatory Approvals. A certificate of a Responsible Officer of SOURCECORP either (A) certifying that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents are in full force and effect, or (B) stating that no such filings, consents or approvals are so required;

(k)           No Material Adverse Change.  A certificate signed by a Responsible Officer of SOURCECORP certifying that, as of the Effective Date, (A) no material adverse change shall have occurred with respect to the condition (financial or otherwise), results of operations, business, operations, capitalization, assets or liabilities (actual or contingent), or prospects of SOURCECORP and its Subsidiaries taken as a whole since December 31, 2004 that has not been disclosed to the Lenders in writing or in public filings made by SOURCECORP with the Securities and Exchange Commission, and (B) that the conditions specified in Sections 6.1 and 6.2(a) and (b) have been satisfied;

(l)            Financial Statements.  If and to the extent not previously delivered to the Administrative Agent, copies of each of the financial statements referred to in Section 7.2;

(m)          Opinions of Counsel.  Favorable opinions (or comfort letters with respect to clause (ii) succeeding) of (i) Locke Liddell & Sapp LLP, counsel for the Loan Parties, and such other counsel as may be acceptable to the Administrative Agent, in form and substance satisfactory to the Administrative Agent with respect to SOURCECORP and its Subsidiaries with respect to the Loan Documents and (ii) if reasonably requested by the Administrative Agent, such other counsel as may be acceptable to the Administrative Agent regarding the power and authority of each of the Subsidiaries of SOURCECORP to execute and deliver the Master Guaranty under the laws of its jurisdiction of incorporation or organization; and

(n)           No Material Litigation.  A certificate signed by a Responsible Officer of SOURCECORP certifying that, as of the Effective Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect SOURCECORP or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect and that has not been disclosed to the Lenders in writing or in public filings made by SOURCECORP with the Securities and Exchange Commission.

SOURCECORP shall deliver, or cause to be delivered, to the Administrative Agent sufficient counterparts of each agreement, document or instrument to be received by the Administrative Agent under this Section 6.1 to permit the Administrative Agent to distribute a copy of the same to each of the Lenders.

Section 6.2            All Extensions of Credit.  The obligation of each Lender to make any Revolving Loan (including the initial Loan), any Swingline Advance (including the initial Swingline Advance) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) under this Agreement are subject to the satisfaction of each of the conditions precedent set forth in Section 6.1 (without repetition) and each of the following additional conditions precedent:

(a)           No Default or Material Adverse Effect.  No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Revolving Loan, Swingline Advance or Letter of Credit;

(b)           Representations and Warranties.  All of the representations and warranties of SOURCECORP and its Subsidiaries and the other Loan Parties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties are expressly by their terms made only as of the Closing Date or another specified date, and except that such representations and warranties shall be deemed to be updated or supplemented by transactions, acts or omissions that are permitted or required under this Agreement; and

(c)           Additional Documentation.  The Administrative Agent shall have received such additional approvals, opinions, agreement, documents and instruments as the Administrative Agent may reasonably request.

Each notice of borrowing or request for the issuance of a Letter of Credit by SOURCECORP hereunder shall constitute a representation and warranty by SOURCECORP that the conditions precedent set forth in Sections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless SOURCECORP otherwise notifies the Administrative Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

SOURCECORP represents and warrants to the Administrative Agent and the Lenders that the following statements are and, after giving effect to the transactions contemplated hereby, will be true, correct and complete:

Section 7.1            Existence.  Each Loan Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing (except to the extent that the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Loan Party has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party.  SOURCECORP is a holding company and is not an operating company and does not engage in any material business operations apart from the ownership and management of its Subsidiaries.

Section 7.2            Financial Statements.

(a)           SOURCECORP has delivered to the Administrative Agent and the Lenders consolidated financial statements of SOURCECORP and its Subsidiaries as of and for the fiscal years ended December 31, 2002, 2003 and 2004, and as of and for the fiscal quarters ended March 31, 2005 and June 30, 2005, including, without limitation, balance sheets and income and cash flow statements audited (in the case of fiscal year-end financial statements) by independent certified public accountants of recognized standing acceptable to the Administrative Agent.  To SOURCECORP’s knowledge, such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated basis, the financial condition of SOURCECORP and its consolidated Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein.  There has not been, as of the Closing Date or the Effective Date, any material adverse change in the business, condition (financial or otherwise), operations or Properties of

SOURCECORP or its Subsidiaries or since the effective dates of the most recent applicable financial statements referred to in this Section 7.2(a).

(b)           The Projections represent, as of the date thereof, the good faith estimate of SOURCECORP concerning the probable performance of SOURCECORP and its Subsidiaries based on assumptions believed to be reasonable as of such date.

Section 7.3            Corporate Action: No Breach.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation or bylaws of any Loan Party, (ii) any Governmental Requirement applicable to a Loan Party or any of its Property or any order, writ, injunction or decree of any Governmental Authority or arbitrator applicable to a Loan Party or any of its Property, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien upon any of the revenues or Property of any Loan Party.

Section 7.4            Operation of Business.  The Loan Parties possess all material Permits, franchises, licenses and authorizations necessary or appropriate to conduct their respective businesses substantially as now conducted and where the failure to do so could reasonably be expected to have a Material Adverse Effect.  None of such Persons is in material violation of any such Permits, franchises, licenses or authorizations the result of which could reasonably be expected to have a Material Adverse Effect.

Section 7.5            Intellectual Property.  The Loan Parties own or possess (or will be licensed or have the full right to use) all Intellectual Property which is necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others which could reasonably be expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons.  No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and, except for the matter involving Rust Consulting, Inc. described on Schedule 7.6, no claim or litigation is pending or, to the knowledge of SOURCECORP or any of its Subsidiaries, threatened against any Loan Party or any such Person contesting its right to use any product or material which could reasonably be expected to have a Material Adverse Effect.  There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party which could reasonably be expected to have a Material Adverse Effect.

Section 7.6            Litigation and Judgments.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of SOURCECORP or any of its Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental Authority, against SOURCECORP or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to the validity or enforceability of this Agreement or any other Loan Documents, or (b) except as specifically disclosed on Schedule 7.6 or in public filings made by SOURCECORP with the Securities and Exchange Commission prior to the Closing Date, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 7.7            Rights in Properties; Liens.  Each of the Loan Parties has good and indefeasible title to or valid leasehold interests in its material Properties and assets, real and personal, including the

Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2, and none of the Properties or leasehold interests of any of the Loan Parties is subject to any Lien, except Permitted Liens.

Section 7.8            Enforceability.  The execution, delivery and performance of the Loan Documents to which each of the Loan Parties is a party have been duly authorized by resolutions of the board of directors of such Loan Party (or other appropriate action authorizing such execution, delivery and performance has been taken with respect to each Loan Party that is not a corporation).  The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

Section 7.9            Approvals.  No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect.  None of the Loan Parties has failed to obtain any governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business the result of which could reasonably be expected to have a Material Adverse Effect.

Section 7.10         Debt.  As of the Closing Date and the Effective Date, the Loan Parties and their Subsidiaries have no Debt except for (a) the Obligations and (b) the Debt disclosed on Schedule 7.10 hereto.

Section 7.11         Taxes.  The Loan Parties have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities (other than liabilities which do not, in the aggregate, exceed $100,000 in amount) for taxes, assessments, governmental charges and other levies that are due and payable, except such taxes, if any, the payment of which is currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves.  SOURCECORP is not aware of any pending investigation of any Loan Party or any of their respective Subsidiaries, by any taxing authority or of any pending but unassessed tax liability of any Loan Party or any of their respective Subsidiaries, other than with respect to (a) ad valorem or other real property taxes not in excess of $100,000 as to any such Person and (b) other taxes in an aggregate amount as to any such Person which could not, if an adverse determination is made with respect to such taxes, materially and adversely affect such Person, which (as to each of clauses (a) and (b) preceding) are currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves.  No tax Liens have been filed and, except as disclosed on Schedule 7.11, to SOURCECORP’s knowledge, no claims are being asserted against any Loan Party or any of their respective Subsidiaries, with respect to any taxes the result of which could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 7.11 hereto, as of the Closing Date and the Effective Date, none of the U.S. income tax returns of the Loan Parties or any of their respective Subsidiaries are under audit.  The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

Section 7.12         Margin Securities.  None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Loan or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of SOURCECORP only or of SOURCECORP and its Subsidiaries on a consolidated basis) subject to the provisions of Section 9.2 or Section 9.8 or subject to any restriction contained in any agreement or instrument between SOURCECORP and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 11.1(i) will be margin stock.

Section 7.13         ERISA; Plans.  As of the Closing Date, neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.13.  Except as specified on Schedule 7.13 or except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect, each Plan of each Loan Party is in compliance in all material respects with all applicable provisions of ERISA and the Code.  Except as specified on Schedule 7.13 or except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan.  No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated.  No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings.  Neither any of the Loan Parties nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan.  Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code with respect to all of their Plans subject to such requirements, and, as of the Closing Date and the Effective Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA.  Neither any of the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA that could reasonably be expected to have a Material Adverse Effect.  No litigation is pending or threatened concerning or involving any Plan that could reasonably be expected to have a Material Adverse Effect.  There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if such Loan Party were required to fund or reserve such liability in full.  As of the Closing Date and the Effective Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan.

Section 7.14         Disclosure.  SOURCECORP has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate and as of the Closing Date, could reasonably be expected to have a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and on the date on which they were made, not misleading; provided that, with respect to projected financial information, SOURCECORP represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.15         Subsidiaries; Inactive Subsidiaries.  On and as of the Closing Date and the Effective Date, SOURCECORP has no Subsidiaries other than those specifically disclosed on

Schedule 7.15(a).  On and as of the Closing Date and the Effective Date, all of the Inactive Subsidiaries are disclosed on Schedule 7.15(b).

Section 7.16         Agreements.  None of the Loan Parties is a party to any indenture, loan, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that could reasonably be expected to have a Material Adverse Effect.  None of the Loan Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.17         Compliance with Laws.  Subject to the matters that are described in the last items on Schedules 7.6 and 7.13, none of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.18         Investment Company Act.  None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.19         Public Utility Holding Company Act.  None of the Loan Parties is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.20         Environmental Matters.

(a)           Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)            The Loan Parties and all of their respective Properties and operations are in full compliance with all Environmental Laws in all material respects.  Neither SOURCECORP nor any of its Subsidiaries is aware of, and neither SOURCECORP nor any of its Subsidiaries has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

(ii)           The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

(iii)          No Hazardous Materials exist on, about or within or have been (to SOURCECORP’s or any of its Subsidiaries’ knowledge) or are being used, generated, stored, transported, disposed of on or released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws in all material respects.  The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

(iv)          Neither the Loan Parties nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to the best of SOURCECORP’s or any of its Subsidiaries’ knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

(v)           There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Loan Parties that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities.  None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that any of the Loan Parties is or will be subject to, any Environmental Liabilities;

(vi)          None of the Properties of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law) for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ‘ 6901 et seq., regulations thereunder or any comparable provision of state law.  The Loan Parties and their Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws; and

(vii)         None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

(b)           No Lien arising under any Environmental Law has attached to any Property or revenues of any Loan Party that could reasonably be expected to have a Material Adverse Effect.

Section 7.21         Labor Disputes and Acts of God.  Neither the business nor the Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

Section 7.22         Material Contracts.  All of the Material Contracts are in full force and effect and none of the Loan Parties is in default under any Material Contract in any manner that could reasonably be expected to have a Material Adverse Effect and, to the best of SOURCECORP’s or any of its Subsidiaries’ knowledge after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts in any manner that could reasonably be expected to have a Material Adverse Effect.  None of the Material Contracts prohibit the transactions contemplated under the Loan Documents.  All of the Material Contracts have been transferred or assigned to, or are currently in the name of, a Loan Party, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 7.23         Intentionally Omitted.

Section 7.24         Intentionally Omitted.

Section 7.25         Solvency.  SOURCECORP and, as of the Closing Date and the Effective Date, each of its Subsidiaries, as a separate entity, is Solvent.

Section 7.26         Employee Matters.  Except as set forth on Schedule 7.26, as of the Closing Date and the Effective Date (a) none of the Loan Parties or any of its respective Subsidiaries, or any of its respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or any of its respective Subsidiaries, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties or any of its respective Subsidiaries.  There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of SOURCECORP or any of its Subsidiaries after due inquiry, threatened against, any of the Loan Parties or any of its respective Subsidiaries, and its respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as set forth on Schedule 7.26, as of the Closing Date and the Effective Date, none of the Loan Parties or any of its respective Subsidiaries is subject to an employment contract.

Section 7.27         Insurance.  The material properties of SOURCECORP and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of SOURCECORP, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where SOURCECORP or the applicable Subsidiary operates.

Section 7.28         Consideration.  The expertise and efforts of SOURCECORP and each of its Subsidiaries support and benefit the other members of their affiliated corporate group.  SOURCECORP and each Subsidiary expect to derive substantial benefit (and SOURCECORP and each Subsidiary may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans, Letters of Credit and the other transactions contemplated by this Agreement, both in their separate capacities and as a member of an affiliated and integrated corporate group.  SOURCECORP and each Subsidiary will receive reasonably equivalent value in exchange for the guaranty being provided by it pursuant to Article 5 as security for the payment and performance of the Obligations.

ARTICLE 8
AFFIRMATIVE COVENANTS

SOURCECORP covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

Section 8.1            Reporting Requirements.  SOURCECORP will furnish to the Administrative Agent (and the Administrative Agent shall distribute a copy of the same to each Lender in a reasonably prompt fashion after its receipt thereof):

(a)           Annual Financial Statements.  As soon as available, and in any event within 90 days after the end of each fiscal year of SOURCECORP, beginning with the fiscal year ending December 31, 2005, (i) a copy of the annual audit report of SOURCECORP and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated and (if requested by the Administrative Agent) consolidating basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Administrative Agent and containing no qualification thereto except as may be reasonably acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP, (ii) a certificate of such independent certified public accountants to the Administrative Agent (A) stating that to their knowledge no Default has occurred and is continuing or, if in their opinion a Default has occurred and is continuing, stating the nature thereof, and (B) confirming the calculations set forth in the officer’s certificate delivered concurrently therewith, and (iii) if requested by the Administrative Agent, unaudited consolidating balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year;

(b)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year of SOURCECORP, beginning with the fiscal quarter ending September 30, 2005, a copy of (i) an unaudited financial report of SOURCECORP and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of SOURCECORP to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of SOURCECORP and its consolidated Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein and (ii) management’s financial reports comparing actual financial results for the period to the current budget for the period;

(c)           Compliance Certificate.  Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a certificate, substantially in the form of Exhibit F hereto, of a Responsible Officer of SOURCECORP (i) stating that, to the best of such officer’s knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, and (ii) showing (with respect to each certificate delivered concurrently with the delivery of each of the financial statements referred to in Section 8.1(a) and 8.1(b)) in reasonable detail the calculations demonstrating compliance with the quantitative covenants set forth in Article 9 and Article 10 (as set forth in the form of compliance certificate in Exhibit F), (iii) summarizing all material information regarding each Acquisition made during the fiscal quarter then most recently ended, which information shall include the names of the acquiror and the entity whose Capital Stock or assets were acquired, the nature of the assets owned by the acquired entity or acquired directly (as applicable), the nature of the business of the acquired entity or in which the assets acquired were and will be utilized (as applicable), the amount of the purchase price and all other consideration paid and payable in connection with such Acquisition and the form of such purchase price or other consideration, the remaining amount (if any) in each “basket” referred to in the definition of the term “Permitted Acquisition” after giving effect to all of such Acquisitions and such other information as the Administrative Agent may reasonably request, (iv) attaching (unless the Administrative Agent has agreed that the same need not be attached) the most recent financial statements of the entity whose Capital Stock or assets were acquired that are available to SOURCECORP and (if the Administrative Agent so requests) a copy of all Permitted Acquisition Documents relating to such Acquisition referred to in clause (iii) preceding, and (v) certifying that each Acquisition referred to in clause (iii) preceding is a Permitted Acquisition (and including financial data supporting such certification if requested by the Administrative Agent) and that no other Acquisitions were consummated during the fiscal quarter then most recently ended;

(d)           Budget.  Promptly upon any request therefor by the Administrative Agent or any Lender through the Administrative Agent, a copy of the budget of SOURCECORP and its Subsidiaries on a consolidated basis for each fiscal year (segregated by entity with respect to each entity, if any, to be acquired which is included in such budget and segregated by quarter or month and setting forth all material assumptions);

(e)           Management Letters.  Promptly upon any request therefor by the Administrative Agent, a copy of any management letter or written report submitted to any Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects or Properties of any such Person;

(f)            Notice of Litigation.  As soon as possible and in any event within five Business Days after SOURCECORP becomes aware of the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any Loan Party which, if determined adversely to any such Person could reasonably be expected to have a Material Adverse Effect; provided that such notice need not be given to the extent that such information is contained in public filings made by SOURCECORP with the Securities and Exchange Commission;

(g)           Notice of Default.  As soon as possible and in any event within five Business Days after SOURCECORP becomes aware of the occurrence of any Default, a written notice setting forth the details of such Default and the action that SOURCECORP or such Subsidiary has taken and proposes to take with respect thereto;

(h)           ERISA Reports.  Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after any such Person knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, any Loan Party or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of such Loan Party setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction, tax or penalty or termination and the action that such Loan Party has taken and proposes to take with respect thereto;

(i)            Reports to Other Creditors.  Promptly after the furnishing thereof, a copy of any material statement or report furnished by any Loan Party to any other party pursuant to the terms of any material indenture, loan, stock purchase or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other subsection of this Section 8.1;

(j)            Notice of Material Adverse Effect.  Within five Business Days after SOURCECORP or any Subsidiary of SOURCECORP becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

(k)           Proxy Statements, Etc.  Promptly upon any request therefor by the Administrative Agent, one copy of each financial statement, report, notice or proxy statement sent by any Loan Party to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made by any of the Loan Parties to the public containing material developments in its business;

(l)            Notice of New Subsidiaries.  Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), notice of the creation or acquisition of any direct or indirect Subsidiary of SOURCECORP after the Closing Date and subsequent to the last delivery of such information;

(m)          Insurance.  Within 30 days after any request therefor by the Administrative Agent, a report in form and substance reasonably satisfactory to the Administrative Agent summarizing all material insurance coverage maintained by SOURCECORP and its Subsidiaries as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

(n)           Plan Information.  From time to time, as reasonably requested by the Administrative Agent or any Lender, such books, records and other documents relating to any Pension Plan as the Administrative Agent or any Lender shall specify; prior to any termination, partial termination or merger of a Pension Plan covering employees of SOURCECORP or any Subsidiary of SOURCECORP or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of SOURCECORP or any Subsidiary of SOURCECORP or any ERISA Affiliate, written notification thereof; promptly upon SOURCECORP’s or any SOURCECORP Subsidiary’s receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion; and

(o)           General Information.  Promptly, such other information concerning the Loan Parties and their respective Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

SOURCECORP hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of SOURCECORP hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to SOURCECORP or its securities) (each, a “Public Lender”).  SOURCECORP hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” SOURCECORP shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to SOURCECORP or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 13.20); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, SOURCECORP shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 8.2            Maintenance of Existence, Conduct of Business.  SOURCECORP will, and will cause each of its Subsidiaries to (except as may be otherwise permitted by Section 9.3), preserve and maintain its corporate existence and all of its material leases, privileges, licenses, Permits, franchises, qualifications, Intellectual Property, intangible Property and rights that are necessary in the ordinary conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.  SOURCECORP will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices, in each case in all material respects.

Section 8.3            Maintenance of Properties.  SOURCECORP will, and will in all material respects cause each of its Subsidiaries to, maintain, keep and preserve all of its Properties necessary or appropriate in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments and improvements thereof.

Section 8.4            Taxes and Claims.  SOURCECORP will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges (other than those which do not, in the aggregate, exceed $100,000 in amount) imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property (other than those which do not, in the aggregate, exceed $100,000 in amount); provided, however, that neither SOURCECORP nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

Section 8.5            Insurance.  SOURCECORP will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all material Property of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities.

Section 8.6            Inspection Rights.  SOURCECORP will, and will cause each of its Subsidiaries to, permit representatives and agents of the Administrative Agent and each Lender, during normal business hours and upon reasonable notice to SOURCECORP, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants.  Upon request of the Administrative Agent, SOURCECORP will authorize its accountants in writing (with a copy to the Administrative Agent) to comply with this Section 8.6.

Section 8.7            Keeping Books and Records.  SOURCECORP will, and will cause each of its Subsidiaries to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs.  If any Accounting Changes from the accounting principles used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by any SOURCECORP or any of its Subsidiaries, the provisions of Section 1.3(a) shall be applicable thereto; provided that, until any necessary amendments have been made, the certificate required to be delivered under Section 8.1(c) hereof demonstrating compliance with Article 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in Section 7.2(a), in order to demonstrate how such financial covenant compliance was derived from the current financial statements.

Section 8.8            Compliance with Laws.  SOURCECORP will, and will cause each of its Subsidiaries to, comply with all applicable Governmental Requirements, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.9            Compliance with Agreements.  SOURCECORP will, and will cause each of its Subsidiaries to, comply with all agreements, contracts and instruments binding on it or affecting its Properties or business, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.10         Further Assurances.  SOURCECORP will, and will cause each of its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to evidence the Obligations.

Section 8.11         ERISA; Plans.  SOURCECORP will, and will cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA or other comparable Governmental Requirement, if applicable, so as not to give rise to any liability thereunder.

Section 8.12         Trade Accounts Payable.  SOURCECORP will, and will cause each of its Subsidiaries to, pay all trade accounts payable before the same become more than 90 days past due, except (a) trade accounts payable contested in good faith or (b) trade accounts payable in an aggregate amount not to exceed at any time outstanding $400,000 and with respect to which no proceeding to enforce collection has been commenced or, to the knowledge of SOURCECORP or any Subsidiary of SOURCECORP, threatened.

Section 8.13         No Consolidation.  SOURCECORP will, and (except with respect to clause (a) succeeding which shall not be applicable to Subsidiaries of SOURCECORP) will cause each of its Subsidiaries to:

(a)           with respect to SOURCECORP only, provide that, at all times, at least one (1) member of its board of directors or at least one (1) of its officers will be a Person who is not an officer, director or employee of any Affiliate of SOURCECORP or any other Subsidiary;

(b)           maintain corporate records and books of account separate from those of any corporation which is an Affiliate of SOURCECORP and separate from those of any Subsidiary of SOURCECORP;

(c)           not commingle its funds or assets with those of any corporation which is an Affiliate of SOURCECORP or with those of any Subsidiary of SOURCECORP; and

(d)           provide that its board of directors will hold all appropriate meetings (or, to the extent allowed by applicable law, act by written consent) to authorize and approve such Person’s corporate actions.

Section 8.14         Payment on Obligations.  SOURCECORP shall pay the Obligations in accordance with the terms and provisions of the Loan Documents.  SOURCECORP shall, and cause each of its Subsidiaries to promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations other than the Obligations are being contested in good faith by appropriate proceedings).  No Loan Party shall make any payment on any Subordinated Debt when it violates the subordination provisions thereof or results in a Default or Event of Default hereunder.

ARTICLE 9
NEGATIVE COVENANTS

Each of SOURCECORP and each of its Subsidiaries jointly and severally covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

Section 9.1            Debt.  SOURCECORP will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Debt, except:

(a)           Debt of SOURCECORP and its Subsidiaries to the Lenders pursuant to the Loan Documents;

(b)           Debt existing on the Closing Date and described on Schedule 7.10 hereto and renewals, replacements, and extensions of such Debt which do not increase the outstanding principal amount of such Debt and the terms and conditions of which are not materially more onerous, in light of then existing credit market conditions, than the terms and conditions of such Debt on the Closing Date;

(c)           purchase money Debt (including, without limitation, Capital Lease Obligations) secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause (g) of the definition of “Permitted Liens” contained in Section 1.1; provided, however, that (i) the aggregate outstanding principal amount of purchase money Debt (including, without limitation, Capital Lease Obligations) permitted by this Section 9.1(c) plus (ii) the aggregate, unamortized sales price paid to SOURCECORP and/or its Subsidiaries with respect to sales of Property in connection with Sale and Leaseback Transactions shall not at any time exceed $10,000,000;

(d)           Subordinated Debt; provided, however, that (i) the aggregate outstanding principal amount of Seller Subordinated Debt shall not at any time exceed $10,000,000, (ii) the aggregate principal amount of Other Subordinated Debt shall not at any time exceed $10,000,000, (iii) any Subordinated Debt shall be unsecured and shall not mature until after the Maturity Date, and (iv) no Subordinated Debt may be created or incurred during the continuance of any Event of Default or if a Default or Event of Default would result from the creation or incurrence of such Debt;

(e)           private placement Debt having terms and conditions reasonably satisfactory to the Administrative Agent (“Private Placement Debt”); provided, however, that (i) the aggregate principal amount of Private Placement Debt shall not at any time exceed $100,000,000, (ii) any Private Placement Debt created or incurred shall be unsecured and shall not mature earlier than twelve months after the Maturity Date, (iii) the terms and conditions of the Private Placement Debt are not more onerous or restrictive on SOURCECORP or its Subsidiaries than the terms and conditions of this Agreement, (iv) the Administrative Agent shall have received not less than five Business Days’ prior written notice of the closing of such private placement, which notice shall set forth in reasonable detail satisfactory to the Administrative Agent the amount of such Private Placement Debt, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as the Administrative Agent may reasonably request with respect thereto, (v) the Administrative Agent shall have received true, correct and complete copies of all agreements, documents, and instruments evidencing or otherwise related to such Private Placement Debt promptly after their execution and delivery, and (vi) no Private Placement Debt may be created or incurred during the continuance of any Event of Default or if a Default or Event of Default would result from the creation or incurrence of such Debt;

(f)            Intercompany Debt between or among SOURCECORP and any of its Wholly-Owned Subsidiaries incurred in the ordinary course of business, subject to the requirement that any and all of the Debt permitted pursuant to this Section 9.1(f) shall be unsecured and shall be subordinated to the Obligations pursuant to the Master Guaranty or otherwise (the foregoing being referred to as “Intercompany Debt”); provided that the aggregate sum of (i) the outstanding principal amount of the loans, advances and other extensions of credit made to Foreign Subsidiaries by SOURCECORP and its Domestic Subsidiaries plus (ii) the Investments by SOURCECORP in any Foreign Subsidiary (collectively, the “Foreign Debt and Investment”) shall not at any time exceed an amount equal to the product of the book value of the total assets of SOURCECORP and its Subsidiaries, on a consolidated basis in accordance with GAAP, multiplied by 5% (such product herein the “Maximum Foreign Amount”); and

(g)           Obligations under Interest Rate Protection Agreements and Currency Hedge Agreements, provided that each counterparty shall be Bank of America, another Lender or another counterparty rated in one of the three highest rating categories of Standard and Poors Corporation or Moody’s Investors Service, Inc., and provided that the maximum amount for which interest may be fixed or capped under all such Interest Rate Protection Agreements may not exceed one hundred percent (100%) of the Debt of SOURCECORP and its Subsidiaries, and provided further, however, that the maximum amount of currency for which risk may be hedged under a Currency Hedge Agreement may not exceed one hundred percent (100%) of the foreign currency at risk in the transactions in which SOURCECORP and its Subsidiaries are engaged.

Section 9.2            Limitation on Liens.  SOURCECORP will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens.

Section 9.3            Mergers, Etc.  SOURCECORP will not, and will not permit its Subsidiaries to, (a) become a party to a merger or consolidation, (b) wind-up, dissolve or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that (i) Permitted Acquisitions (but no other Acquisitions) shall be permitted, and (ii) any Subsidiary of SOURCECORP that is not a Foreign Subsidiary may merge with and into SOURCECORP if SOURCECORP is the entity surviving such merger and any Subsidiary of SOURCECORP that is not a Foreign Subsidiary may merge with and into any Wholly-Owned Subsidiary of SOURCECORP that is not a Foreign Subsidiary if such Wholly-Owned Subsidiary is the entity surviving such merger and no consideration is given by the surviving entity in such merger other than Capital Stock of the surviving entity. The surviving entity in any such merger shall ratify the Master Guaranty and other obligations of the non-surviving entity under the Loan Documents.

Section 9.4            Restricted Payments.  SOURCECORP will not, and will not permit any of its Subsidiaries to, make any Restricted Payments, except:

(a)           Subsidiaries of SOURCECORP may declare and pay dividends to SOURCECORP or to Subsidiaries of SOURCECORP;

(b)           The Subsidiaries of SOURCECORP may make tax payments to SOURCECORP if and to the extent that all such payments are promptly paid by SOURCECORP to the appropriate Governmental Authority to whom such payments are owed; provided that in no event shall such payments be greater than the amounts actually paid by SOURCECORP in respect of such taxes;

(c)           SOURCECORP may make Permitted Share Repurchases; and

(d)           To the extent permitted under Sections 9.1(f), 9.5(g) and 9.5(h);

provided, however, that no Restricted Payments may be made pursuant to clauses (a), (b), (c) or (d) preceding if an Event of Default exists at the time of such Restricted Payment or if a Default or Event of Default would result therefrom.

Section 9.5            Investments.  SOURCECORP will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called “Investments”), except:

(a)           Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to SOURCECORP or any of its Subsidiaries;

(b)           Investments existing on the Closing Date and identified on Schedule 9.5 hereto;

(c)           Investments in securities issued or guaranteed by the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

(d)           Investments in certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

(e)           Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) preceding with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

(f)            Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor’s Corporation or Moody’s Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition, including, without limitation, the Dreyfus Cash Management Plus fund or similar funds used to facilitate efficient short-term cash management;

(g)           (i) Investments by SOURCECORP and its Subsidiaries in its Subsidiaries existing on the Closing Date, (ii) any Investments of SOURCECORP in its Subsidiaries which represent amounts invested in such Subsidiary to enable such Subsidiary (A) to pay all or a portion of the purchase consideration for a Permitted Acquisition, (B) to make Permitted Capital Expenditures, or (C) to retire any Debt assumed or required to be repaid in connection with a Permitted Acquisition, and (iii) Investments by SOURCECORP in Wholly-Owned Subsidiaries of SOURCECORP; provided, that the Foreign Debt and Investments shall not at any time exceed an amount equal to the Maximum Foreign Amount;

(h)           Intercompany Debt permitted pursuant to Section 9.1(f);

(i)            Investments which constitute Permitted Acquisitions; and

(j)            additional Investments not otherwise described in clauses (a) through (i) preceding in an aggregate principal amount not to exceed $10,000,000.

provided, however, that no Investments may be made by SOURCECORP or any of its Subsidiaries pursuant to this Section 9.5 preceding if an Event of Default exists at the time of such Investment or if a Default or Event of Default would result therefrom.

Section 9.6            Limitation on Issuance of Capital Stock.  SOURCECORP will not permit any of its Subsidiaries to, at any time issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock; except to SOURCECORP or any of its Wholly-Owned Subsidiaries.

Section 9.7            Transactions With Affiliates.  Except for (a) the payment of salaries, bonus and incentive compensation in the ordinary course of business consistent with prudent business practices, and (b) the furnishing of employment benefits in the ordinary course of business consistent with prudent business practices, SOURCECORP will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, officer or director of SOURCECORP or such Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of SOURCECORP’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to SOURCECORP or such Subsidiary, respectively, than would be obtained in a comparable arms-length transaction with a Person not an Affiliate, officer or director of SOURCECORP or such Subsidiary, respectively.

Section 9.8            Disposition of Property.  SOURCECORP will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, except:

(a)           Asset Dispositions of Inventory in the ordinary course of business,

(b)           Asset Dispositions by SOURCECORP or any of its Subsidiaries to SOURCECORP or any of its Wholly-Owned Subsidiaries; provided, that a Guarantor shall only make Asset Dispositions to SOURCECORP or another Guarantor;

(c)           Asset Dispositions of Property no longer used or useful in the ordinary course of business or of Property exchanged for like Property;

(d)           Asset Dispositions that were contemplated and disclosed to the Lenders at the time of any Permitted Acquisition;

(e)           Asset Dispositions consisting of a sale of all or substantially all of the issued and outstanding Capital Stock of a Subsidiary of SOURCECORP or all or substantially all of the assets of a Subsidiary of SOURCECORP; provided, that the aggregate fair market value of the Property sold or otherwise transferred in connection with such Asset Dispositions on or after the Closing Date does not exceed ten percent of the net book value of the tangible assets of SOURCECORP and its Subsidiaries as of the date of any such Asset Disposition;

(f)            to the extent permitted by Section 9.9, Sale and Leaseback Transactions;

(g)           Permitted Dispositions; and

(h)           Asset Dispositions not otherwise permitted by this Section 9.9 in an aggregate amount not exceeding $10,000,000.

Section 9.9            Sale and Leaseback.  SOURCECORP will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person (which arrangement is hereinafter called a “Sale and Leaseback Transaction”); provided, however, that SOURCECORP and its Subsidiaries may enter into Sale and Leaseback Transactions with one another; provided, further, however, that Sale and Leaseback Transactions are permitted if and to the extent that, after giving effect thereto, SOURCECORP and its Subsidiaries would be in compliance with the proviso contained in Section 9.1(c).

Section 9.10         Lines of Business.  SOURCECORP will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and lines of business reasonably related thereto.  SOURCECORP will not, without the prior written consent of the Required Lenders, become an operating company and will not engage in any business activity except for business activities relating to its ownership and management of its Subsidiaries substantially consistent with its current business activities.

Section 9.11         Environmental Protection.  SOURCECORP will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which SOURCECORP or any of its Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 9.12         Intercompany Transactions.  Except as may be expressly permitted or required by the Loan Documents or in connection with the Private Placement Debt, SOURCECORP will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution to SOURCECORP or any of its Subsidiaries in respect of such Subsidiary’s Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to SOURCECORP or any of its Subsidiaries, (c) make any loan or advance to SOURCECORP or any of its Subsidiaries, (d) Guarantee any indebtedness of SOURCECORP, or (e) sell, lease or transfer any of its Property to SOURCECORP or any of its Subsidiaries.

Section 9.13         Management Fees.  SOURCECORP will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees (excluding directors’ fees) to any Affiliate of SOURCECORP or to any director, officer or employee of SOURCECORP or any Affiliate of SOURCECORP; provided, however, that any Subsidiary of SOURCECORP may pay management or similar fees to SOURCECORP to the extent that the amount of such fees paid in any year does not exceed fifteen percent of the gross revenues of the paying Subsidiary for that year.

Section 9.14         Modification of Other Agreements.

(a)           SOURCECORP will not, and will not permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the SOURCECORP Equity Documents, if the same could reasonably be expected to have a Material Adverse Effect, (b) the certificate of incorporation or bylaws (or analogous constitutional documents) of SOURCECORP or any of its Subsidiaries if the same could reasonably be expected to have a Material Adverse Effect, or (c) any other Material Contract to which it is a party or any Permit which it possesses if the same could reasonably be expected to have a Material Adverse Effect; provided, however, that SOURCECORP and its Subsidiaries may amend or modify the agreements, documents and instruments referred to in clause (c) preceding if and to the extent that such amendment or modification is not substantive or material and could not reasonably be expected to have a Material Adverse Effect.

(b)           SOURCECORP will not, and will not permit any of its Subsidiaries to, directly or indirectly, amend, modify, alter or change the terms of any Private Placement Debt, or any agreement, document, or instrument related thereto if such amendment, modification, alteration or change would cause the terms and conditions of such Private Placement Debt to not satisfy the requirements of Section 9.1(e) hereof, except, that, SOURCECORP and its Subsidiaries may, after prior written notice to the Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of payments in respect thereof, or to forgive or cancel any portion of such Private Placement Debt (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to amend or waive any non-monetary covenant compliance.

Section 9.15         ERISA Plans.  Except as specified on Schedule 9.15, SOURCECORP will not, and will not permit any of its Subsidiaries to:

(a)           allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $25,000 with respect to any such Plan or $50,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or

(b)           with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, reasonably be expected to have a Material Adverse Effect.

ARTICLE 10
FINANCIAL COVENANTS

SOURCECORP covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

Section 10.1         Consolidated Net Worth.  SOURCECORP will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) $245,000,000 plus (b) 75% of cumulative Consolidated Net Income, if positive, for any fiscal quarter, i.e., exclusive of negative Consolidated Net Income for any fiscal quarter ending after June 30, 2005, plus (c) all Net Proceeds of each Equity Issuance after June 30, 2005.  For purposes of this Section 10.1, Consolidated Net Worth and Consolidated Net Income shall be calculated in a manner that excludes the effects of FAS 142 and FAS 133 occurring after the Closing Date.

Section 10.2         Ratio of Funded Debt to EBITDA.  SOURCECORP will not permit the ratio, calculated as of the end of each fiscal quarter of SOURCECORP commencing with the fiscal quarter ended September 30, 2005, of (i) Funded Debt to (ii) EBITDA (the “Funded Debt to EBITDA Ratio”) for the four fiscal quarters then ended for SOURCECORP and its Subsidiaries to exceed 2.50 to 1:00.

Section 10.3         Consolidated Fixed Charge Coverage Ratio.  SOURCECORP will not permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of SOURCECORP commencing with the fiscal quarter ended September 30, 2005, for the four fiscal quarters of SOURCECORP then ended, to be less than 1.50 to 1.00.

Section 10.4         Capital Expenditures.  SOURCECORP will not permit the aggregate Capital Expenditures of SOURCECORP and its Subsidiaries (a) during the fiscal year of SOURCECORP ending December 31, 2005 to exceed $20,000,000, and (b) for each subsequent fiscal year of SOURCECORP, an amount equal to the aggregate Capital Expenditures permitted under this Section 10.4 for the prior fiscal year of SOURCECORP (the “Prior Permitted Capital Expenditures”) plus 20% of the Prior Permitted Capital Expenditures (the “Permitted Capital Expenditures”).

ARTICLE 11
DEFAULT

Section 11.1         Events of Default.  Each of the following shall be deemed an “Event of Default”:

(a)           SOURCECORP or any of its Subsidiaries shall fail to pay, repay or prepay when due any amount of principal owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, or shall fail to pay within two days after the due date thereof any interest, fee or other amount or other Obligation owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document; provided that SOURCECORP shall have up to 30 days after the invoice date to pay outstanding fees and expenses other than the Commitment Fees, Letter of Credit Fees and fees payable in accordance with the terms of the Fee Letter.

(b)           Any representation or warranty made or deemed made by SOURCECORP or any of its Subsidiaries or by any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

(c)           SOURCECORP or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 8.1(g), 8.1(j), 8.2 (as to SOURCECORP and other than the last sentence of Section 8.2), or 8.6, Article 9 (other than Sections 9.7, 9.11 and 9.15) or Article 10 of this Agreement; SOURCECORP or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 8.1 (other than Sections 8.1(g), or 8.1(j)), 8.4, 8.5, 8.7, 8.10, 8.12, 9.7 or 9.11) and such failure is not remedied or waived within ten days after notice of such failure is given to SOURCECORP by the Administrative Agent or any Lender; any Guarantor shall fail to perform, observe or comply with any covenant, agreement or term contained in the Master Guaranty, subject to any grace period applicable to such covenant, agreement or term in this Agreement to the extent this Agreement is incorporated therein by reference; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within 30 days after notice of such failure is given to SOURCECORP by the Administrative Agent or any Lender or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

(d)           SOURCECORP ceases to be Solvent or any other Material Loan Party ceases to be Solvent for a period exceeding 15 days from the earlier of the date notice of such failure to remain Solvent is given by the Administrative Agent to SOURCECORP or the date SOURCECORP is obligated to give notice of such Default to the Administrative Agent under Section 8.1(g), or any Material Loan Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; provided, however, that if any Material Loan Party shall cease to be Solvent more than once in any twelve-month period, such occurrence shall immediately become an Event of Default.

(e)           Any Material Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect (the “Bankruptcy Code”), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

(f)            A proceeding or case shall be commenced, without the application, approval or consent of any of the Material Loan Parties in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Material Loan Parties or of all or any substantial part of its Property, or (iii) similar relief in respect of any of the Material Loan Parties under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Material Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

(g)           Any one or more of the Material Loan Parties shall fail to discharge within a period of 60 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $5,000,000 against any of its or their Properties.

(h)           A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court or courts against the Material Loan Parties or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be paid or discharged, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Material Loan Parties or any of them shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(i)            Any of the Material Loan Parties shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $5,000,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(j)            This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party, or any of its Affiliates, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents.

(k)           Any of the following events shall occur or exist with respect to any Material Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any “accumulated funding deficiency” (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination (other than in connection with an Acquisition and in compliance with ERISA and other applicable laws) of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Material Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $2,000,000.

(l)            The occurrence of a Change of Control.

(m)          If, at any time, the subordination provisions of any of the Subordinated Debt shall be invalidated or shall otherwise cease to be in full force and effect.

(n)           (i) The payment directly or indirectly (including, without limitation, any payment in respect of any fund, defeasance or redemption) by any Loan Party or any Subsidiary thereof of any amount of any Subordinated Debt, in a manner or at a time during which such payment is not permitted under the terms of the Loan Documents, including, without limitation, any subordination provisions set forth therein.

(o)           The occurrence of any Material Adverse Effect; provided, however, that, for purposes of this Section 11.1(o), no Material Adverse Effect shall be deemed to have occurred under clause (a) of the definition of Material Adverse Effect in Section 1.1 unless, based upon the financial condition or financial performance of SOURCECORP, it is not reasonable to expect that SOURCECORP will be able to comply with all its financial covenants set forth in Article 10.

Section 11.2         Remedies.  If any Event of Default shall occur and be continuing, the Administrative Agent may and, if directed by the Required Lenders, the Administrative Agent shall do any one or more of the following:

(a)           Acceleration.  Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by SOURCECORP or any of its Subsidiaries under the Loan Documents immediately due and payable (provided that, with respect to any Interest Rate Protection Agreement or Currency Hedge Agreement to which a Lender or an Affiliate of a Lender is the counterparty, such Lender or Affiliate of Lender shall determine whether or not to accelerate amounts payable thereunder and if such counterparty fails to accelerate such obligations prior to the date of receipt by the Administrative Agent of any payment on the Obligations, such obligations shall not be included in any pro rata distributions of such payment), and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by SOURCECORP;

(b)           Termination of Commitments.  Terminate the Commitments (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) without notice to SOURCECORP;

(c)           Judgment.  Reduce any claim to judgment; or

(d)           Rights.  Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity or otherwise, including, without limitation, the right of setoff provided by Section 5.3 of this Agreement;

provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or Section 11.1(f), the Commitments of all of the Lenders (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by SOURCECORP under the Loan Documents shall thereupon become immediately and automatically due and payable, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by SOURCECORP.

Section 11.3         Cash Collateral.  If an Event of Default shall have occurred and be continuing SOURCECORP shall, if requested by the Administrative Agent or the Required Lenders, pledge to the Administrative Agent as security for the Letter of Credit Liabilities an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to the Administrative Agent without any right of withdrawal by SOURCECORP or any of its Subsidiaries.

Section 11.4         Performance by the Administrative Agent.  If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of the Required Lenders and after reasonable notice to SOURCECORP, perform or attempt to perform such covenant or agreement on behalf of such Loan Party.  In such event, SOURCECORP or any of its Subsidiaries shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of SOURCECORP or any of its Subsidiaries or any other Loan Party under this Agreement or any of the other Loan Documents.

ARTICLE 12
THE ADMINISTRATIVE AGENT

Section 12.1         Appointment and Authorization of the Administrative Agent.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article 12 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither SOURCECORP nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 12.2         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with SOURCECORP or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 12.3         Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to SOURCECORP or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(d)           the Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.11) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by SOURCECORP, a Lender or the Issuing Bank.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 12.4         Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for SOURCECORP), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.5         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent.  The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article 12 shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 12.6         Resignation of the Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and SOURCECORP.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of SOURCECORP (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify SOURCECORP and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 12.6.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 12.6).  The fees payable by SOURCECORP to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between SOURCECORP and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 12 and Section 13.1 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

Any resignation by Bank of America as the Administrative Agent pursuant to this Section 12.6 shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 12.7         Non-Reliance on the Administrative Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information, as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 12.8         Other Agents.  Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

Section 12.9         The Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liabilities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on SOURCECORP) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.11, 2.14, and 13.1) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 13.1.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.10       Guaranty Matters.  Each Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Master Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, each Lender and the Issuing Bank will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Master Guaranty pursuant to this Section 12.10.

Section 12.11       Collateral Matters.  After the Effective Date, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender and the Issuing Bank, to) execute such documents as may be necessary to evidence the release of the Liens upon the Collateral (as defined in the Existing Credit Agreement) granted to or held by the Administrative Agent for the benefit of the Administrative Agent and the Lenders and the Issuing Bank pursuant to the Existing Credit Agreement; provided that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to or create any liability or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations.  Upon request by the Administrative Agent at any time, each Lender and the Issuing Bank will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 12.11.

ARTICLE 13
MISCELLANEOUS

Section 13.1         Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  SOURCECORP shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.1, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(B)           INDEMNIFICATION BY SOURCECORP.  SOURCECORP SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUBAGENT THEREOF), EACH LENDER AND THE ISSUING BANK, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY SOURCECORP OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT

THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY SOURCECORP OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO SOURCECORP OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY SOURCECORP OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY SOURCECORP OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

(c)           Reimbursement by the Lenders.  To the extent that SOURCECORP for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 13.1 to be paid by it to the Administrative Agent (or any subagent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, ratably in accordance with its respective Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.4(c).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, SOURCECORP shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section 13.1 shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section 13.1 shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations for a period of two years.

Section 13.2         Intentionally Omitted.

Section 13.3         Intentionally Omitted.

Section 13.4         No Duty.  All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to SOURCECORP or any of its Subsidiaries or any of their shareholders or any other Person.

Section 13.5         No Fiduciary Relationship.  The relationship between SOURCECORP and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with SOURCECORP or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between SOURCECORP and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor.  No joint venture or partnership is created by this Agreement among the Lenders or among SOURCECORP or any other Loan Party and the Lenders.

Section 13.6         Equitable Relief.  SOURCECORP recognizes that, in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. SOURCECORP therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 13.7         No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.8         Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither SOURCECORP nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 13.8, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 13.8, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 13.8 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 13.8 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by the Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Liabilities and in Swingline Advances) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, SOURCECORP otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Advances; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the Issuing Bank, Swingline Lender and SOURCECORP (each such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 13.8, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.5, Article 4, Section 13.1 and Section 13.2 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, SOURCECORP (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.8(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.8(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of SOURCECORP, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Liabilities owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and SOURCECORP, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of SOURCECORP and the Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, SOURCECORP or the Administrative Agent, sell participations to any Person (other than a natural person or SOURCECORP or any of SOURCECORP’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Liabilities and/or Swingline Advances) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) SOURCECORP, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.11 that affects such Participant.  Subject to subsection (e) of this Section 13.8, SOURCECORP agrees that each Participant shall be entitled to the benefits of Section 3.5, Article 4, Section 13.1 and Section 13.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 13.8.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 5.3 as though it were a Lender, provided such Participant agrees to be subject to Section 3.3 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.5, Article 4, Section 13.1 or Section 13.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with SOURCECORP’s prior written consent.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Intentionally Omitted.

(i)            Resignation as Issuing Bank or Swingline Lender.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to SOURCECORP and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to SOURCECORP, resign as

Swingline Lender.  In the event of any such resignation as Issuing Bank or Swingline Lender, SOURCECORP shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by SOURCECORP to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be.  If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Liabilities with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.14(c)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of Swingline Lender provided for hereunder with respect to Swingline Advances made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Advances pursuant to Section 2.15.  Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(j)            Disclosure of Information.  Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Eligible Assignee or Participant or proposed assignee or participant any information relating to SOURCECORP or any of its Subsidiaries or any other Loan Party furnished to such Lender by or on behalf of SOURCECORP or any of its Subsidiaries or any other Loan Party provided that SOURCECORP shall have no liability for the accuracy of any such information except (i) to the Administrative Agent and the Lenders to the extent expressly provided herein or (ii) as of the date it was furnished by SOURCECORP; provided that each such actual or proposed assignee or participant shall agree to be bound by the provisions of Section 13.20.

Section 13.9         Survival.  All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.  Without prejudice to the survival of any other obligation of SOURCECORP hereunder, the obligations of SOURCECORP under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Letter of Credit Liabilities for a period of two years, but shall not survive the expiration of any applicable statute of limitations.

Section 13.10       ENTIRE AGREEMENT.  THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 13.11       Amendments.  No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (except for any Interest Rate Protection Agreements or Currency

Hedge Agreements that are Loan Documents) to which SOURCECORP is a party, nor any consent to any departure by SOURCECORP therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and SOURCECORP in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and SOURCECORP, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, except pursuant to Section 2.16; (b) reduce the principal of, or interest on, the Loans, Letter of Credit Liabilities or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans, Letter of Credit Liabilities or any fees or other amounts payable hereunder; (d) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans, Letter of Credit Liabilities or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in this Section 13.11 or modify the definition of “Required Lenders” contained in Section 1.1; or (f) release all or substantially all guaranties of all or any portion of the Obligations.  The Administrative Agent shall not terminate a Payment Blockage Period under and as defined in any Subordination Agreement without the consent of the Required Lenders.  Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to Article 12 hereof without the prior written consent of the Administrative Agent.  If at any time a Lender becomes a Nonconsenting Lender (as identified in this Section 13.11), SOURCECORP shall have the right to replace such Lender with another Person; provided that (i) such new Person shall be an Eligible Assignee acceptable to the Administrative Agent and such new Person shall execute an Assignment and Assumption, (ii) SOURCECORP shall have no right to replace Bank of America, (iii) neither the Administrative Agent nor any Lender shall have any obligation to SOURCECORP to find such other Person, and (iv) in the event of a replacement of a Nonconsenting Lender, in order for SOURCECORP to be entitled to replace such a Lender, such replacement must take place no later than 180 days after the date the Nonconsenting Lender shall notify SOURCECORP and the Administrative Agent of its failure to agree to any requested consent, waiver, extension or other modification.  Each Lender (other than Bank of America) agrees to its replacement at the option of SOURCECORP pursuant to this Section 13.11 and in accordance with Section 13.8; provided that the successor Lender shall purchase without recourse such Lender’s interest in the Obligations of SOURCECORP to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any Eurodollar Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts under Article 4) then owing to such Lender hereunder or under any other Loan Document and the Loan Parties shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents.  In the event that (x) SOURCECORP or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any other modification thereto, (y) the consent, waiver or other modification in question requires the agreement of all the Lenders in accordance with the terms of this Section 13.11 and (z) Required Lenders have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver, extension or other modification shall be deemed a “Nonconsenting Lender”.  Any Lender (x) that requests compensation pursuant to Section 3.5, 4.1 or 4.6 of a type or in an amount that is not consistent with that requested by all of the Lenders or (y) that elects not to extend its Commitment pursuant to Section 2.1(d) (if the Lenders holding at least 51% of the aggregate amount of the Commitments have elected to extend their Commitments) shall also be deemed to be a “Nonconsenting Lender” for purposes of this Section 13.11.

Section 13.12       Maximum Interest Rate.

(a)           No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate.  If at any time the interest rate (the “Contract Rate”) for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

(b)           Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Administrative Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate.  The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate.  If, notwithstanding the foregoing, the Administrative Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to SOURCECORP (as appropriate).  In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, SOURCECORP, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Administrative Agent and/or the Lenders, as appropriate, shall refund to SOURCECORP the amount of such excess and, in such event, the Administrative Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

Section 13.13       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to SOURCECORP, the Administrative Agent, the Issuing Bank or Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 13.13; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article 2 if such Lender or the Issuing Bank, as applicable has notified the Administrative Agent that it is incapable of receiving notices under such Article 2 by electronic communication.  The Administrative Agent or SOURCECORP may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to SOURCECORP, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of SOURCECORP’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to SOURCECORP, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of SOURCECORP, the Administrative Agent, the Issuing Bank and Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to SOURCECORP, the Administrative Agent, the Issuing Bank and Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by the Administrative Agent. Issuing Bank and the Lenders.  The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices delivered pursuant to Article 2) purportedly given by or on behalf of SOURCECORP even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  SOURCECORP shall indemnify Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of SOURCECORP.  All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

Section 13.14       GOVERNING LAW; JURISDICTION; ETC.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(b)           SUBMISSION TO JURISDICTION.  SOURCECORP AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SOURCECORP OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  SOURCECORP AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN

PARAGRAPH (B) OF THIS SECTION 13.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 13.15       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.16       Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 13.17       Headings.  The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 13.18       Construction.  Each of SOURCECORP and each of its Subsidiaries, the Administrative Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

Section 13.19       Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 13.20       Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.20, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed and agree to keep such Information confidential) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to SOURCECORP and its obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed and agree to keep such Information confidential), (g) with the consent of SOURCECORP or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 13.20 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than SOURCECORP.  For purposes of this Section 13.20, “Information” means all information received from SOURCECORP or any Subsidiary relating to

SOURCECORP or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by SOURCECORP or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section 13.20 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the SOURCECORP or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Governmental Requirement.

Section 13.21       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.22       Approvals and Consent.  Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of the Administrative Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Administrative Agent and such Lender, and the Administrative Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Administrative Agent or such Lender, and (b) no approval or consent of the Administrative Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

Section 13.23       Agent for Services of Process.  Each of SOURCECORP and each of its Subsidiaries hereby irrevocably designates any officer of SOURCECORP, at the offices of SOURCECORP at 3232 McKinney Avenue, Suite 1000 Dallas, Texas 75204, to receive, for and on behalf of such Person, service of process in the State of Texas, such service being hereby acknowledged by such Person to be effective and binding service in every respect.  Each of SOURCECORP and each of its Subsidiaries agrees that the failure of its agent for service of process to give any notice of any such service of process to such Person shall not impair or affect the validity of such service or of any judgment based thereon.  If, despite the foregoing, there is for any reason no agent for service of process of such Person available to be served, then such Person further irrevocably consents to the service of process by the mailing thereof by the Administrative Agent or the Required Lenders by registered or certified mail, postage prepaid, to such Person at its address listed on Schedule 13.13 hereof.  Nothing in this Section 13.23 shall affect the right of the Administrative Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against SOURCECORP or any of its Subsidiaries or its Property in the court of any jurisdiction.

Section 13.24       USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies SOURCECORP that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies SOURCECORP, which information includes the name and address of SOURCECORP and other information that will allow such Lender or the Administrative Agent, as applicable, to identify SOURCECORP in accordance with the Act.

Section 13.25       Restatement of Existing Agreement.  The parties hereto agree that, on the Effective Date, after all conditions precedent set forth in Section 6.1 have been satisfied or waived: (a) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligations” (as defined in the Existing Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising under) the promissory notes issued pursuant to the Existing Credit Agreement, which existing promissory notes (including those of the Non-Continuing Lenders) shall be returned to the Administrative Agent promptly after the Effective Date, marked “canceled or replaced,” and, thereafter, promptly delivered by the Administrative Agent or each such Lender to SOURCECORP; (d) the Master Guaranty executed pursuant to this Agreement ratifies and confirms (but does not extinguish or impair the “Guaranteed Obligations” guaranteed by) the “Master Guaranty” executed and delivered pursuant to the Existing Agreement; and (e) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the indebtedness under the Existing Credit Agreement, all of which indebtedness shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.  On the Effective Date, (i) all outstanding Debt under the Existing Credit Agreement owed to any “Lender” that is not continuing as a Lender under this Agreement (each a “Non-Continuing Lender”) shall be repaid in full by SOURCECORP and such Non-Continuing Lender’s commitment under the Existing Credit Agreement shall be terminated; (ii) with respect to the “Lenders” under the Existing Credit Agreement that are continuing as Lenders under this Agreement (the “Continuing Lenders”), all outstanding Debt owed to the Continuing Lenders shall be renewed, extended and refinanced pursuant to this Agreement and the Continuing Lenders’ respective Commitments and Commitment Percentages shall be modified to reflect those set forth in this Agreement; and (iii) with respect to “Eurodollar Loans” under the Existing Credit Agreement, (x) all Interest Periods applicable thereto shall be deemed to end on the Effective Date and (y) each Continuing Lender hereby waives, effective as of the Effective Date, any loss, cost, or expense incurred as a result of the amendment and restatement of such Existing Credit Agreement.

Section 13.26       Release of Liens.

(a)           On the Effective Date, the Administrative Agent and the Lenders hereby RELEASE, DISCHARGE and FOREVER ACQUIT the Liens on the Collateral (as defined in the Existing Credit Agreement).

(b)           Promptly after the Effective Date, the Administrative Agent and the Lenders agree to promptly execute and deliver to SOURCECORP or its designee, at SOURCECORP’s expense, any and all instruments and documents reasonably necessary to evidence and document the releases and terminations of the Collateral (as defined in the Existing Credit Agreement), including but not limited to, (i) all UCC termination statements, (ii) releases of mortgages or deeds of trust, if any (such UCC termination statements and mortgage releases are herein collectively referred to as the “Lien Releases”), (iii) releases of intellectual property security, if any, (iv) original stock certificates and stock powers in the possession of the Administrative Agent, or its designee, (v) original notes and other instruments and endorsements with respect thereto, if any, and (vi) such other releases, documents and instruments as may be reasonably requested by SOURCECORP from time to time, in form and substance reasonably acceptable to SOURCECORP and the Administrative Agent.

(c)           After the Effective Date, the Administrative Agent and the Lenders authorize SOURCECORP to file of record (i) UCC termination statements with respect to financing statements which name SOURCECORP as debtor and the Administrative Agent as secured party; and (ii) the Lien Releases in the appropriate recording offices.

(d)           SOURCECORP and its Subsidiaries acknowledge that the Administrative Agent’s execution of and/or delivery of any documents releasing any security interest or claim in any Property of SOURCECORP or any of its Subsidiaries as set forth herein is made without recourse, representation, warranty or other assurance of any kind by the Administrative Agent as to the condition or value of any Collateral (as defined in the Existing Credit Agreement).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOURCECORP, INCORPORATED

By:	/s/ Barry L. Edwards
Barry L. Edwards
Executive Vice President and Chief Financial
Officer

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Suzanne M. Paul
Suzanne M. Paul
Vice President

BANK OF AMERICA, N.A., as a Lender, as Swingline
Lender and as Issuing Bank

Commitment:	By:	/s/ Steven A. Mackenzie
$45,000,000		Steven A. Mackenzie
Senior Vice President

Signature Page to Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender

Commitment:	By:	/s/ Daniel S. Komitor
$27,500,000	Name:	Daniel S. Komitor
	Title:	Director

Signature Page to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

Commitment:	By:	/s/ Brian McDougal
$27,500,000	Name:	Brian McDougal
	Title:	Vice Presdent

Signature Page to Amended and Restated Credit Agreement

EXHIBIT G

FORM OF AMENDED AND RESTATED MASTER GUARANTY

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AMENDED AND RESTATED MASTER GUARANTY AGREEMENT

This AMENDED AND RESTATED MASTER GUARANTY AGREEMENT (this “Guaranty”), dated as of September 29, 2005, is executed and delivered by each of the undersigned parties and any party hereafter added as a “Guarantor” pursuant to a Joinder Agreement (each a “Guarantor” and collectively the “Guarantors”), to and in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent for the equal and ratable benefit of itself and the other financial institutions now or hereafter party to the hereinafter described Credit Agreement (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, SOURCECORP, Incorporated (“Borrower”) entered into that certain Amended and Restated Credit Agreement dated as of September 29, 2005, with the financial institutions parties thereto (each individually a “Lender” and collectively, the “Lenders”) and the Administrative Agent (such agreement, as it may be amended, renewed, extended, restated, replaced, substituted, supplemented, or otherwise modified from time to time, is referred to herein as the “Credit Agreement”) and, in connection therewith, inter alia, (a) Borrower has executed and delivered those certain Promissory Notes (Revolving Loans) payable to the order of the Lenders evidencing certain revolving commitments and related Revolving Loans (collectively, the “Revolving Notes”), and (b) Borrower has executed and delivered that certain Promissory Note (Swingline Advances), payable to the order of the Swingline Lender evidencing Swingline Advances (the “Swingline Note”; the Revolving Notes and the Swingline Note, as they may be amended, renewed, extended, restated, replaced, substituted, supplemented, or otherwise modified from time to time, are each individually referred to as a “Note” and collectively referred to as the “Notes”);

WHEREAS, each Guarantor has directly and indirectly benefitted and will directly and indirectly benefit from the loans and other credit accommodations evidenced and governed by the Credit Agreement and the Notes (the “Loans”) and the other transactions evidenced by and contemplated in the Loan Documents; and

WHEREAS, the execution by the Guarantors of this Guaranty is required by the Credit Agreement as a condition to making extensions of credit thereunder from and after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1.             Definitions.           Unless otherwise defined in this Guaranty, all terms beginning with a capital letter as used in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement. As used herein, the terms “Borrower” and “Guarantor” shall also include (a) any successor individual or individuals, association, partnership, corporation or other Person to which all or a substantial part of the business or assets of Borrower or any Guarantor, as applicable, shall have been transferred, including, without limitation, a debtor-in-possession under the Bankruptcy Code, and (b) in the case of Borrower or a corporate Guarantor, any other corporation into or with which any Guarantor or Borrower shall have been merged, consolidated, reorganized, or absorbed; provided however, such definitions are

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not intended to indicate that Borrower or any Guarantor is authorized to transfer its business or assets or to merge, consolidate or reorganize into or with another corporation in violation of any provision contained in any of the Loan Documents.

2.             Guaranty of Indebtedness, Liabilities and Obligations.  Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees (a) payment to the Administrative Agent and the Lenders of any and all Obligations, including, without limitation, any and all (i) interest, penalties, fees, and expenses (specifically including, but not limited to, attorneys’ fees and expenses) which Borrower may now or at any time hereafter owe to the Administrative Agent or any Lender (whether or not such interest, penalties, fees, and expenses are enforceable against Borrower) pursuant to the Credit Agreement, any Note, or any other Loan Document plus (ii) the principal amount of any and all indebtedness, liabilities, and other obligations, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, due or to become due and whether arising by agreement, note, discount, acceptance, overdraft, or otherwise, which Borrower may now or at any time hereafter owe to the Administrative Agent or any Lender (whether or not such indebtedness, liabilities, and obligations are enforceable against Borrower) pursuant to the Credit Agreement, any Note, or any other Loan Document and (b) the faithful, prompt and complete compliance by Borrower with all terms, conditions, covenants, agreements, and undertakings of Borrower under the Credit Agreement, any Note, or any other Loan Documents (the Obligations and the interest, penalties, fees, expenses, indebtedness, liabilities, and obligations referred to in clauses (a) and (b) preceding as to which payment and performance is guaranteed pursuant to this Guaranty are hereinafter individually and collectively called the “Guaranteed Obligations”).

Notwithstanding that Borrower may not be liable or obligated to the Administrative Agent or any Lender for interest and/or attorneys’ fees and expenses on, or in connection with, the Guaranteed Obligations from and after the Petition Date (as hereinafter defined) as a result of the provisions of the federal bankruptcy laws or otherwise, the Guaranteed Obligations for which each Guarantor shall be liable and obligated under this Guaranty shall include interest accruing on the Guaranteed Obligations at the highest rate provided for in the Credit Agreement from and after the date on which Borrower files for protection under the federal bankruptcy laws or from and after the date on which an involuntary proceeding is filed against Borrower under the federal bankruptcy laws (herein collectively referred to as the “Petition Date”) and all attorneys’ fees and expenses incurred by the Administrative Agent or any Lender from and after the Petition Date in connection with the Guaranteed Obligations.

Notwithstanding anything to the contrary contained in this Guaranty, however, the Guaranteed Obligations guaranteed by each Guarantor hereunder shall not exceed an aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance under Sections 544, 548 or 550 of the Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided, however, that for purposes of this sentence it shall be presumed that the Guaranteed Obligations guaranteed by any Guarantor under this Guaranty do not equal or exceed any aggregate amount which would render such Guarantor’s obligations under this Guaranty subject to being so avoided, set aside or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary.  Subject to, but without limiting the generality of the foregoing, the provisions of this Guaranty are severable and, in any action or proceeding involving any state corporate law or any bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer or similar law affecting the rights of creditors generally, if the obligations of

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any Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of such obligations under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such obligations shall, without any further action by any Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding.

3.             Continuing Guaranty of Payment.  This Guaranty is and shall be an absolute, irrevocable and continuing guaranty of payment, and not merely of collection, and from time to time or at any time the Guaranteed Obligations may be increased, reduced or paid in full without affecting the liability or obligation of any Guarantor with respect to indebtedness, liabilities and obligations of Borrower to the Administrative Agent or any Lender thereafter incurred.  Each Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated (if a release or discharge has occurred), as the case may be, if at any time any payment (or any part thereof) to the Administrative Agent or any Lender in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by the Administrative Agent or such Lender pursuant to any bankruptcy, insolvency, reorganization, receivership or other debtor relief granted to Borrower or its successors or assigns.  In the event that the Administrative Agent or any Lender must rescind or restore any payment received by the Administrative Agent or any Lender, respectively, in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to any Guarantor by the Administrative Agent or such Lender, respectively, shall be without effect, and this Guaranty shall remain in full force and effect.  It is the intention of the Administrative Agent, the Lenders and each Guarantor that no Guarantor’s liabilities and obligations hereunder shall be discharged except by such Guarantor’s full and complete payment and performance of its liabilities and obligations and then only to the extent of such payment and performance.

4.             Absolute Guaranty.  No Guarantor’s liabilities and obligations under this Guaranty shall be released, impaired, limited, reduced, conditioned upon or otherwise affected by, and such liabilities and obligations shall continue in full force and effect notwithstanding, the occurrence of any event (other than an event consisting of payment and performance of such liabilities and obligations as provided in Paragraph 3 hereof) at any time or from time to time, including, without limitation, any one or more of the following events specified in clauses (a) through (r) of this Paragraph 4 below, and neither the Administrative Agent nor any Lender shall be obligated or required to take or to refrain from taking any of such actions or inactions specified below and shall have no liability, obligation or duty whatsoever with respect to such actions or inactions, it being acknowledged and agreed by each Guarantor that all of such liabilities, obligations and duties (if any) of the Administrative Agent and the Lender otherwise existing and all rights and remedies (if any) of each Guarantor with respect thereto (whether such liabilities, obligations, duties, rights or remedies exist by virtue of agreement, common law, equity, statute or otherwise), and each and every defense which, under principles of guaranty or suretyship law, would otherwise operate to eliminate, impair, condition or restrict the liabilities and obligations of any Guarantor for the Guaranteed Obligations, are hereby expressly waived by each Guarantor:

(a)           The taking or accepting of any security or other guaranty for any or all of the Guaranteed Obligations, whether heretofore, concurrently herewith or hereafter;

(b)           Any failure to create or perfect or properly create or perfect any lien, security interest or assignment intended as security, or any release, surrender, exchange, substitution, subordination or loss of any security or guaranty at any time existing in connection with any or all of the Guaranteed Obligations for any reason;

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(c)           Any partial or full release of the liability or obligation of any other Guarantor under this Guaranty or any other guaranty whether or not similar to this Guaranty, or any partial or full release of the liability or obligation of any other guarantor of the Guaranteed Obligations;

(d)           The entering into, delivery of, modification of, amendment to or waiver of compliance with the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, or any agreement, document or instrument evidencing, securing or otherwise affecting all or part of the Guaranteed Obligations, without the notification of any Guarantor, the right of such notification being hereby specifically waived by each Guarantor;

(e)           The bankruptcy, insolvency, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower, any Guarantor or any other Person at any time liable or obligated for the payment of any or all of the Guaranteed Obligations, whether now existing or hereafter arising, or any limitation on the right to attorney’s fees resulting from any proceeding under the Bankruptcy Code;

(f)            Any renewal, extension, modification, refunding and/or rearrangement of the payment of any or all of the Guaranteed Obligations at any time and from time to time, whether on one or more occasions, either with or without notice to or consent of any Guarantor, or any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any Lender to Borrower or any Guarantor;

(g)           Any neglect, delay, omission, failure or refusal of the Administrative Agent or any Lender to (i) exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any collateral security or guaranty therefor, whether under the Credit Agreement, any Note, any Letter of Credit or any other Loan Document or otherwise, (ii) take or prosecute or properly or diligently take or prosecute any action for the collection of any or all of the Guaranteed Obligations against Borrower, any Guarantor or any other guarantor of any or all of the Guaranteed Obligations and/or any other Person, (iii) foreclose or prosecute or properly or diligently foreclose or prosecute any action in connection with any agreement, document or instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Guaranteed Obligations, or (iv) mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations;

(h)           Any failure of the Administrative Agent or any Lender to give notice to Borrower and/or any Guarantor of, or obtain the consent of Borrower or any Guarantor with respect to, (i) demand, presentment, protest, nonpayment, intention to accelerate, acceleration, lack of diligence or delay in collection of all or any part of the Guaranteed Obligations or any other matter, or the absence thereof, (ii) any renewal, extension or assignment of the Guaranteed Obligations or any part thereof, (iii) the disposition or release of all or any part of any security for the Guaranteed Obligations (whether or not such disposition is commercially reasonable) or (iv) any other action taken or refrained from being taken by the Administrative Agent or any Lender against Borrower, it being agreed that (except as may be expressly provided in the other Loan Documents) that neither the Administrative Agent nor any Lender shall be required to give Borrower or any Guarantor any notice of any kind or to obtain Borrower’s or any Guarantor’s consent under any circumstances whatsoever with respect to or in connection with the Guaranteed Obligations;

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(i)            The unenforceability, illegality or uncollectibility of all or any part of the Guaranteed Obligations against Borrower by reason of the fact that the interest contracted for, charged, collected or received in respect of the Guaranteed Obligations exceeds the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers, directors, partners, trustees or representatives creating the Guaranteed Obligations acted in excess of their authority, the Credit Agreement, any Note, any Letter of Credit or any other Loan Document evidencing the Guaranteed Obligations has been forged or otherwise is irregular or is not genuine or authentic, expiration of the applicable statute of limitations (except as to the Guarantor) or for any other reason;

(j)            Any payment by Borrower to the Administrative Agent or any Lender is held to constitute a preferential transfer or a fraudulent conveyance or transfer under any applicable law, or for any reason the Administrative Agent or such Lender is required to refund such payment or pay such amount to Borrower or any other Person;

(k)           Any merger, reorganization, consolidation or dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, or any change in name, business, location, composition, structure or any change in the shareholders, partners or members (whether by accession, secession, death, dissolution, transfer of assets or otherwise) of Borrower;

(l)            Any failure of the Administrative Agent or any Lender to notify any Guarantor of the acceptance of this Guaranty or of the making of loans by any Administrative Agent or such Lender in reliance on this Guaranty or of the failure of Borrower to make any payment due by Borrower to the Administrative Agent or any Lender;

(m)          Any existing or future offset, claim or defense of Borrower against the Administrative Agent or any Lender or against payment of all or any part of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise;

(n)           Any full or partial release of the liability of Borrower, any guarantor of all or any part of the Guaranteed Obligations or any other Person for all or any part of the Guaranteed Obligations, it being acknowledged and agreed by each Guarantor that it may be required to pay the Guaranteed Obligations in full without assistance or support, whether from Borrower, any other guarantor or any other Person;

(o)           Any other action taken or omitted to be taken with respect to any of the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, the Guaranteed Obligations or any security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay all or any part of the Guaranteed Obligations pursuant to the terms hereof;

(p)           Any refusal or failure of any Lender or any other Person prior to the date hereof or hereafter to grant any additional loan or other credit accommodation to Borrower, or any Lender’s or any other party’s receipt of notice of such refusal or failure;

(q)           Any refusal or failure of any Lender or any other Person to provide to any Guarantor any information relating to Borrower, any other guarantor, indorser, or any Person who has given any collateral as security for the payment of the Guaranteed Obligations or any information relating to Borrower’s or such Guarantor’s, indorser’s or Person’s financial

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condition, business or assets, or if such information is provided, to provide such information completely and accurately; or

(r)            The expiration of the period of any statute of limitations with respect to any lawsuit or other legal proceeding against Borrower or any Person in any way related to the Guaranteed Obligations or a part thereof or any collateral therefor.

Without limiting the foregoing or any Guarantor’s liability under this Guaranty, to the extent that the Lenders (or any Lender) have advanced funds or extended credit to Borrower and do not receive payments or benefits thereon in the amounts and at the times required or provided by the Credit Agreement, any Notes or any other Loan Document, each Guarantor, jointly and severally, is absolutely liable to make such payments and to confer such benefits on the Lenders on a timely basis.

5.             Representations and Warranties.  In connection with this Guaranty, each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           Such Guarantor has received and will receive a direct and indirect material benefit from the transactions evidenced by and contemplated in the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents; this Guaranty is given by Guarantor in furtherance of the direct and indirect business interests and corporate purposes of Guarantor, and is necessary to the conduct, promotion and attainment of the businesses of Borrower and such Guarantor; and the value of the consideration received and to be received by such Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder;

(b)           The execution and delivery of this Guaranty and the performance of and compliance with the terms hereof will not constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or instrument to which such Guarantor is a party or which may be applicable to such Guarantor or any of its assets;

(c)           This Guaranty, when executed and delivered by such Guarantor, will constitute the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms;

(d)           As of the date of this Guaranty, and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, such Guarantor is not, on either an unconsolidated basis or a consolidated basis with Borrower and such Guarantor’s subsidiaries, insolvent, as such term is used or defined in any applicable bankruptcy, fraudulent conveyance, fraudulent transfer or similar law, and such Guarantor has and will have assets which, fairly valued, exceed its indebtedness, liabilities and obligations; such Guarantor is not executing this Guaranty with any intention to hinder, delay or defraud any present or future creditor or creditors of Guarantor; such Guarantor is not engaged in any business or transaction (including, without limitation, the execution of this Guaranty) which will leave it with unreasonably small capital or assets which are unreasonably small in relation to the business or transactions engaged in by it, and such Guarantor does not intend to engage in any such business or transaction; such Guarantor does not intend to incur, nor does it believe that it will incur, debts beyond its ability to repay such debts as they mature;

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(e)           All acts and conditions required to be performed and satisfied prior to the creation and issuance of this Guaranty, and to constitute this Guaranty as the legal, valid and binding obligation of such Guarantor in accordance with its terms, have been performed and satisfied in due and strict compliance with all applicable laws;

(f)            Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral (if any) intended to secure the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or any such collateral (if any) as an inducement to enter into this Guaranty;

(g)           Such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any Person other than such Guarantor will be liable to pay the Guaranteed Obligations;

(h)           Except for the execution of the Credit Agreement, neither the Administrative Agent, any Lender nor any other Person has made any representation, warranty, or statement to, or promise, covenant, or agreement with, such Guarantor in order to induce it to execute this Guaranty; and

(i)            Such Guarantor is a wholly-owned direct or indirect Subsidiary of Borrower.

6.             Default.  Upon the occurrence and during the continuation of an Event of Default, each Guarantor shall, jointly and severally, on demand by the Administrative Agent and without further notice of dishonor and without notice of any kind (including, without limitation, notice of acceptance by the Administrative Agent or any Lender of this Guaranty) having been given to Borrower, any Guarantor, or any other Person previous to such demand, promptly (i.e., not later than 2:00 p.m., Dallas, Texas time, on the date of such demand or, if such demand is made after 1:00 p.m., on the next succeeding Business Day) pay, in immediately available funds, the full unpaid amount of the Guaranteed Obligations, or such lesser amount, if any, as may be specifically demanded by the Administrative Agent from time to time, to the Administrative Agent at the Principal Office, or at such other place as the Administrative Agent may specify in writing.  If acceleration of the time for payment of any amount payable by Borrower under or with respect to any of the Guaranteed Obligations is stayed or otherwise delayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by the Guarantors, jointly and severally, hereunder promptly on demand by the Administrative Agent or any Lender.

7.             Cumulative Remedies; No Election.  If any one or more of the Guarantors is or becomes liable or obligated for the Guaranteed Obligations, by endorsement or otherwise, other than under this Guaranty, such liability or obligation shall not be in any manner impaired or affected hereby, and the rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative of any and all other rights and remedies that the Administrative Agent or any Lender may ever have against such Guarantors.  The exercise by the Administrative Agent or any Lender of any right or remedy hereunder or under any other agreement, document or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  This Guaranty may be enforced from time to time as often as occasion therefor may arise, and it is agreed and understood that it shall not be necessary for the Administrative Agent or any Lender, in order to enforce payment by any Guarantor, first to exercise any rights or remedies against Borrower or any other Person or institute suit or exhaust any available remedies against any security in the Administrative Agent’s or such Lender’s possession or under the Administrative Agent’s or such Lender’s control, or to resort to any other sources or means of

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obtaining payment of the Guaranteed Obligations.  The Administrative Agent or any Lender may remedy any default by Borrower under any of the Loan Documents or with respect to the Guaranteed Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower.  After Borrower’s failure to pay the Guaranteed Obligations in full, or any part thereof, the Administrative Agent or any Lender may exercise against each Guarantor, individually, each right and remedy of a creditor against a principal debtor upon a past due liquidated obligation.

8.             Joint and Several Obligation.  Each Guarantor agrees that the Administrative Agent, in its sole discretion, may (a) bring suit against all Guarantors, other guarantors or any other Persons liable or obligated to the Administrative Agent or any Lender or against any one or more of them, for interest, penalties, expenses, fees, indebtedness, liabilities, and obligations owed to the Administrative Agent or any Lender and apply any amounts obtained by the Administrative Agent or such Lender in such a manner as the Administrative Agent may elect, whether or not applied to the Guaranteed Obligations, (b) bring suit against all Guarantors and other guarantors of the Guaranteed Obligations jointly and severally or against any one or more of them, (c) settle fully or in part with any one or more of such Guarantors or other guarantors for such consideration as the Administrative Agent may deem proper, and (d) partially or fully release one or more of such Guarantors or other guarantors from liability under any guaranty agreement, and that no such action shall impair the rights of the Administrative Agent or any Lender to collect the Guaranteed Obligations (or the unpaid balance thereof) from other Guarantors or guarantors, or any of them, not so sued, settled with, or released.

9.             Release of Collateral, etc.  If all or any part of the Guaranteed Obligations is at any time secured, each Guarantor agrees that the Administrative Agent or any Lender may, at any time and from time to time in its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security without impairing or diminishing the liabilities or obligations of any Guarantor hereunder.  Each Guarantor further agrees that, if Borrower or any other Person executes in favor of the Administrative Agent or any Lender any collateral agreement, mortgage, deed of trust, collateral assignment, security agreement, or other security instrument, the exercise by the Administrative Agent or such Lender of any right or remedy thereby conferred on the Administrative Agent or such Lender shall be wholly discretionary with the Administrative Agent or such Lender and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of any Guarantor hereunder.  Each Guarantor further agrees that neither the Administrative Agent nor any Lender shall be liable for its failure to use diligence or care in the collection of the Guaranteed Obligations, in the creation or perfection of any lien, security interest, or assignment intended as security or in preserving the liability of any Person liable or obligated on the Guaranteed Obligations, and each Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof, and diligence in bringing suit against any Person liable on the Guaranteed Obligations or any part thereof.

10.           Binding Effect.  This Guaranty is for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and in the event of an assignment by the Administrative Agent or any Lender or its successors or assigns of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness, liabilities, and obligations so assigned, may be transferred with such indebtedness, liabilities, and obligations.  This Guaranty is binding, not only upon each Guarantor, but also upon their successors and assigns.

11.           Subordination and Temporary Waiver of Subrogation, Contribution and Other Rights.  UPON PAYMENT BY A GUARANTOR OF ANY SUMS IN RESPECT OF THE GUARANTEED OBLIGATIONS HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY

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AMOUNTS ADVANCED TO BORROWER BY A GUARANTOR), ALL RIGHTS OF SUCH GUARANTOR AGAINST BORROWER OR ANY OTHER GUARANTOR OF THE GUARANTEED OBLIGATIONS ARISING AS A RESULT THEREFROM BY WAY OF A RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, AND/OR OTHERWISE SHALL IN ALL RESPECTS BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT AND ENFORCEMENT TO THE PRIOR INDEFEASIBLE PAYMENT AND ENFORCEMENT IN FULL OF THE GUARANTEED OBLIGATIONS.  NO GUARANTOR SHALL HAVE, AND EACH GUARANTOR HEREBY WAIVES, ANY RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, AND/OR OTHERWISE AGAINST OR FROM BORROWER UNLESS AND UNTIL ALL OF THE GUARANTEED OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL.  IN ADDITION TO THE FOREGOING, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS OR OTHER RIGHTS IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, BORROWER, OR ANY OTHER PERSON UNDER CHAPTER 34 OF THE TEXAS BUSINESS AND COMMERCE CODE, UNDER RULES 31 AND 163 OF THE TEXAS RULES OF CIVIL PROCEDURE, UNDER SECTION 17.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AND UNDER ANY OTHER STATUTE OF ANY STATE OR OTHER JURISDICTION REQUIRING RECOURSE AGAINST THE PRIMARY OBLIGOR OR IMPOSING OTHER REQUIREMENTS AS A CONDITION TO RECOURSE AGAINST A GUARANTOR IF AND TO THE EXTENT THAT THE SAME MAY BE APPLICABLE TO THIS GUARANTY.  Except as expressly otherwise provided in this Paragraph 11, each Guarantor shall have all rights of subrogation, reimbursement, exoneration, contribution, and indemnification that may exist under currently applicable law.

12.           Subordination of Indebtedness and Liens.  The payment of any and all principal of and interest on all indebtedness of Borrower, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to any Guarantor (such amount, collectively, the “Subordinated Debt”), shall in all respects be subordinate and junior in right of payment and enforcement to the prior payment and enforcement in full of the Guaranteed Obligations as provided in this Paragraph 12.  Except in the ordinary course of business of Borrower and the Guarantors, no payment shall be made on or with respect to the Subordinated Debt (whether owed to any Guarantor or any Affiliate of a Guarantor) unless and until the Guaranteed Obligations shall have been paid and performed in full.  In the event that any Guarantor or any Affiliate of a Guarantor shall receive any payment on account of the Subordinated Debt in violation of this Paragraph 12, such Guarantor will hold, or cause to be held (as the case may be), any amount so received in trust for the benefit of the Administrative Agent and the Lenders and will forthwith deliver, or cause to be delivered (as the case may be), such payment to the Administrative Agent and the Lenders, in the form received, to be applied to the Guaranteed Obligations.  All Liens (if any) securing payment of all or any part of the Subordinated Debt (the “Subordinated Liens”) shall be and remain inferior and subordinate to the Liens (if any) securing payment of all or any part of the Guaranteed Obligations, regardless of whether such Subordinated Liens presently exist or are hereafter created or when such Subordinated Liens were created, perfected, filed, or recorded.  No Guarantor shall exercise or enforce any creditors’ rights or remedies that it may have against Borrower or foreclose, repossess, sequester, or otherwise institute any action or proceeding (whether judicial or otherwise, including, without limitation, the commencement of, or joinder in, any bankruptcy, insolvency, reorganization, liquidation, receivership, or other debtor relief law) to enforce any Subordinated Lien on any assets of Borrower or any other Person unless and until the Guaranteed Obligations shall have been paid and performed in full.  The terms and provisions of this Paragraph 12 are given by each Guarantor as additional rights and benefits to any and all other subordination agreements heretofore, concurrently herewith or hereafter executed by any Guarantor to or in favor of the Administrative Agent and the Lenders, and nothing in this Guaranty shall ever be deemed

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to in any way negate or replace any other such previous, concurrent, or subsequent subordination agreements.  All promissory notes, accounts receivable ledgers, and other evidences of the Subordinated Debt, and all mortgages, deed of trusts, security agreements, assignments, and other security documents evidencing the Subordinated Liens, shall contain a specific written notice that the indebtedness and Liens evidenced thereby are subordinated as provided in this Paragraph 12.

13.           Right of Setoff.   Each Guarantor hereby grants to the Administrative Agent and the Lenders a right of setoff, exercisable after the occurrence and during the continuance of an Event of Default, upon any and all of its monies, securities, or other property, and the proceeds therefrom, now or hereafter held or received by or in transit to the Administrative Agent or any Lender from or for its account, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all of its deposits (general or special, time or demand, provisional or final) and credits, and any and all of its claims against the Administrative Agent or any Lender at any time existing.  The right of setoff granted pursuant to this Paragraph 13 shall be cumulative of and in addition to the Administrative Agent’s and the Lenders’ common law right of setoff.

14.           Further Assurances.  Upon the request of the Administrative Agent or any Lender, each Guarantor will, at any time and from time to time, duly execute and deliver to the Administrative Agent or any Lender any and all such further agreements, documents, and instruments, and supply such additional information, as may be necessary or advisable, in the reasonable opinion of the Administrative Agent, to obtain the full benefits of this Guaranty.

15.           Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.  No provision herein or in any other Loan Document evidencing the Guaranteed Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

16.           Modification in Writing.  No modification, consent, amendment, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of the Administrative Agent and then shall be effective only in the specific instance and for the specific purpose for which given.

17.           No Waiver, Etc.  No notice to or demand on any Guarantor in any case shall, of itself, entitle any Guarantor to any other or further notice or demand in similar or other circumstances.  No delay or omission by the Administrative Agent or any Lender in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

18.           Statutes of Limitation Matters.  As of the date any payment made by any Guarantor hereunder is returned pursuant to Paragraph 4(j) or otherwise, the statute of limitations shall start anew with respect to any action or proceeding by the Administrative Agent or any Lender against such Guarantor under this Guaranty.  Any payment or other act which results in the extension or renewal of the statute of limitations in connection with any action or proceeding against Borrower relating to the

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Guaranteed Obligations shall extend or renew the statute of limitations in connection with any action or any proceeding against a Guarantor in connection with this Guaranty whether or not any Guarantor had notice of, or consented to, such payment or act.  Each Guarantor shall defend and indemnify the Administrative Agent and each Lender against and from any claim or loss under this Paragraph 18, including actual attorneys’ fees and expenses, in the defense of any such action or suit.

19.           Cumulative Rights.  All rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative of each other and of every other right or remedy which the Administrative Agent and the Lenders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

20.           Expenses.  Each Guarantor, jointly and severally, agrees to pay on demand by the Administrative Agent all costs and expenses incurred by the Administrative Agent or any Lender in connection with the negotiation, preparation, execution, and performance of the terms and provisions of this Guaranty and any and all amendments, modifications, renewals, restatements, and/or supplements hereto from time to time, including, without limitation, the fees and expenses of legal counsel to the Administrative Agent.  If any Guarantor should breach or fail to perform any provision of this Guaranty, each Guarantor, jointly and severally, agrees to pay to the Administrative Agent all costs and expenses incurred by the Administrative Agent or any Lender in the enforcement of this Guaranty from time to time, including, without limitation, the fees and expenses of all legal counsel to the Administrative Agent and the Lenders.

21.          Applicable Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

22.           No Oral Agreements.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN EACH GUARANTOR AND THE ADMINISTRATIVE AGENT RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT.  THIS GUARANTY SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ARRANGEMENTS, OR UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY.

23.           Notices.  Unless otherwise specifically provided in this Guaranty, all notices or other communications required or permitted to be given under this Guaranty shall be in writing and may be personally served, telecopied, telefaxed, or sent by courier service or first class prepaid mail (airmail if to an address in a foreign country from the party writing) and shall be deemed to have been given when delivered in person or by courier service, upon transmission of a telecopy or telefax or on the third Business Day after deposit in the mail (certified or registered, return receipt requested, with postage prepaid and properly addressed).  For the purposes of this Guaranty, the address of each Guarantor shall be as specified on the signature page hereto and the address of the Administrative Agent shall be as specified in the Credit Agreement.

24.           Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action or proceeding against any Guarantor with respect to this Guaranty, or any judgment entered by any court with respect to this Guaranty, may be brought in (a) any U.S. District Court of Texas, (b) the U.S. District Court for the Northern District of Texas, and (c) any Texas state court sitting in Dallas County, Texas, as

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the Administrative Agent in its sole discretion may elect, and each Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding.  Each Guarantor hereby irrevocably consents to the service of process in any suit, action, or proceeding in any such court by the mailing thereof by the Administrative Agent by certified or registered mail, postage prepaid, to such Guarantor’s address referred to in Paragraph 23 hereof or by any other means allowed by applicable law.  Each Guarantor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Guaranty brought in any such state or federal court and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.

25.           Survival.  All representations, warranties, covenants, and agreements of any Guarantor in this Guaranty shall survive the execution of this Guaranty.

26.           Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty.

27.           Limitation on Interest.  Notwithstanding anything to the contrary contained or referred to in this Guaranty, none of the terms and provisions of this Guaranty, the Credit Agreement, the Notes or any other Loan Document shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate, and neither the Administrative Agent nor any Lender shall ever charge, receive, take, collect, reserve, or apply, as interest on the Obligations or the Guaranteed Obligations, any amount in excess of the Maximum Rate.  The parties hereto agree that any interest, charge, fee, expense or other indebtedness, liability, or obligation provided for in this Guaranty, the Credit Agreement, the Notes, or any other Loan Document which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (a) the amount of such interest, charge, fee, expense or other indebtedness, liability, or obligation that would be payable in the absence of this Paragraph 27 or (b) an amount, which when added to all other interest payable under this Guaranty, the Credit Agreement, the Notes, and any other Loan Document, equals the Maximum Rate.  If, notwithstanding the foregoing, the Administrative Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves, or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and the Guaranteed Obligations and treated hereunder as such, and if the Obligations and the Guaranteed Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower or such other Person (as appropriate).  In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, each Guarantor, Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations and the Guaranteed Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations and the Guaranteed Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Administrative Agent and/or the Lenders, as appropriate, shall refund to Borrower or such other Person (as appropriate) the amount of such excess and, in such event, the Administrative Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, servicing, or applying interest in excess of the Maximum Rate.

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28.           Irrevocable Nature of Guaranty.  This Guaranty may not be revoked by any Guarantor; provided, however, in the event it shall be determined that a Guarantor shall have the right, in accordance with applicable law and notwithstanding its express agreement herein to the contrary, to revoke this Guaranty, such Guarantor may deliver to the Administrative Agent written notice of Guarantor’s intention not to be liable hereunder for any Guaranteed Obligations arising, created, or incurred after the Administrative Agent’s receipt of such notice, whereupon such notice shall be effective to the extent (but only to the extent) provided hereinbelow as to such Guarantor from and after (but not before) the time when such notice is actually delivered to and received by and receipted for in writing by the Administrative Agent (the “Effective Revocation Time”); provided, further, however, that such notice shall not be effective as to, and shall not in any way restrict, limit, impair, release, or otherwise affect the indebtedness, liabilities, or obligations of such Guarantor or any other Guarantor under this Guaranty with respect to (a) any Guaranteed Obligations consisting of indebtedness, liabilities, or obligations under the Credit Agreement, the Notes, or any other Loan Document, whether incurred before or after the Effective Revocation Time (including, without limitation, any loans, advances, or extensions of credit at any time made or created under the Credit Agreement, whether or not agreed, committed, or contemplated to be made by the Administrative Agent or any Lender and whether or not discretionary with the Administrative Agent or any lender), (b) any Guaranteed Obligations arising, created, or incurred prior to the Effective Revocation Time, (c) any renewals, extensions, or modifications of the indebtedness, liabilities, or obligations referred to in clauses (a) and (b) preceding, whether occurring before or after the Effective Revocation Time, or (d) any interest or costs of collection with respect to any of the indebtedness, liabilities, or obligations referred to in clauses (a), (b), or (c) preceding.

29.           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY LOAN PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

30.           Amendment and Restatement of Master Guaranty.  The parties hereto agree that this Guaranty is executed pursuant to the Credit Agreement in amendment, restatement, ratification and confirmation (but not in novation, discharge or extinguishment) of the “Master Guaranty” executed and delivered pursuant to the Existing Credit Agreement.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Master Guaranty as of the date first written above.

GUARANTORS:

AMERICAN ECONOMICS GROUP, INC.

APS SERVICES ACQUISITION CORP.

ASSOCIATE RECORD TECHNICIAN SERVICES ACQUISITION CORP.

CALIFORNIA MEDICAL RECORD SERVICE ACQUISITION CORP.

COPY RIGHT, INC.

DELIVEREX ACQUISITION CORP.

ECONOMIC RESEARCH SERVICES, INC.

FASTRIEVE, INC. (f/k/a FYIDOCS.COM INC.)

IMAGE ENTRY ACQUISITION CORP.

IMAGE ENTRY OF ALABAMA INC.

IMAGE ENTRY OF ARKANSAS INC.

IMAGE ENTRY FEDERAL SYSTEMS INC.

IMAGE ENTRY INC.

IMAGE ENTRY OF OWSLEY COUNTY INC.

INFORMATION MANAGEMENT SERVICES, INC.

INPUT MANAGEMENT, INC.

KEYPOINT I ACQUISITION CORP.

KEYPOINT CONSULTING LLC

KINSELLA COMMUNICATIONS, LIMITED

LEXICODE CORPORATION

LIFO MANAGEMENT, INC.

MANAGED CARE PROFESSIONALS, INC.

NEWPORT BEACH DATA ENTRY, LLC

PERMANENT RECORDS MANAGEMENT, INC.

QUALITY COPY ACQUISITION CORP.

RECORDEX ACQUISITION CORP.

RTI LASER PRINT SERVICES ACQUISITION CORP.

RUST CONSULTING, INC

SOURCECORP BPS INC. (f/k/a IMAGENT ACQUISITION CORP.)

SOURCECORP BPS MARYLAND LLC (f/k/a B&B (BALTIMORE-WASHINGTON) ACQUISITION CORP.)

SOURCECORP BPS NORTHERN CALIFORNIA INC. (f/k/a DPAS ACQUISITION CORP.)

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SOURCECORP BPS SOUTHERN CALIFORNIA INC. (f/k/a MICRO PUBLICATION SYSTEMS, INC.)

SOURCECORP DMS INC.

SOURCECORP HEALTHSERVE RADIOLOGY, INC. (f/k/a F.Y.I. RADIOLOGY, Inc.)

SOURCECORP HS INC. (f/k/a F.Y.I. HEALTHSERVE INC.)

SOURCECORP LEGAL INC.

SRCP INVESTMENTS HOLDING, INC.

SRCP LICENSING CORP.

SRCP MANAGEMENT, INC. (f/k/a F.Y.I. MANAGEMENT, INC.)

STAT HEALTHCARE CONSULTANTS, INC.

UNITED INFORMATION SERVICES, INC.

By:
Barry L. Edwards, Authorized Officer for each of the Original Guarantors

SRCP INVESTMENTS, INC.

By:
	Name:	Ronald Zazworsky
	Title:	President

SOURCECORP MANAGEMENT, L.P. (f/k/a F.Y.I. MANAGEMENT, L.P.)

By:	SRCP Management, Inc. (f/k/a F.Y.I. Management, Inc.), its general partner

By:
Name: Barry L. Edwards
Title: Vice President

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SOURCECORP BPS TEXAS L.P. (f/k/a INPUT OF TEXAS, L.P.)

By:Input Management, Inc., its general partner

By:
	Name:	Barry L. Edwards
	Title:	Vice President

SOURCECORP TBG, L.P. (f/k/a LIFO SYSTEMS, L.P.)

By:LIFO Management, Inc., its general partner

By:
	Name:	Barry L. Edwards
	Title:	Vice President

PERMANENT RECORDS, L.P.

By:	Permanent Records Management, Inc., its general partner

By:
	Name:	Barry L. Edwards
	Title:	Vice President

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Address for Notices to each of the Guarantors:

3232 McKinney Avenue, Suite 1000

Dallas, Texas 75204

Attn:    Barry L. Edwards

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Suzanne M. Paul
Title: Vice President

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